SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

eDiets.com, Inc.

(Name of Registrant as Specified In Its Charter)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 9:00 a.m. on Tuesday May 6, 2008

Dear eDiets.com Stockholder:

The Annual Meeting of Stockholders of eDiets.com, Inc., a Delaware corporation (the “Company”), will be held at 9:00 a.m., local time, on Tuesday May 6, 2008, at 1000 Corporate Drive, Suite 600, Fort Lauderdale, Florida for the following purposes:

1.	To elect eight directors to serve until the next Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified;

2.	To approve and adopt amendments to the 2004 Equity Incentive Plan to increase the maximum number of shares of common stock available for issuance under the plan by 1,700,000 shares, bringing the total shares reserved for issuance under the plan to 3,200,000 shares; and

3.	To transact such other business as may properly come before the Meeting and any postponements or adjournments thereof.

The Board of Directors has fixed the close of business on Tuesday, February 26, 2008, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting and any postponements or adjournments thereof. A list of stockholders eligible to vote at the Meeting will be available for inspection at the Meeting and for a period of 10 days prior to the Meeting, during regular business hours, at the Company’s corporate headquarters.

All stockholders are cordially invited to attend the Meeting in person. However, whether or not you plan to attend, please sign, date and promptly mail the enclosed proxy card in the enclosed return envelope. Alternatively, you may vote your shares by telephone, by dialing 1-800-690-6903, prior to the deadline at 11:59 p.m. Eastern on May 5, 2008. Returning your proxy card or voting electronically does not deprive you of your right to attend the Meeting and vote your shares in person.

By order of the Board of Directors,

/s/ James A. Epstein
James A. Epstein, Secretary

March 14, 2008

eDiets.com, Inc.

1000 Corporate Drive, Suite 600

Fort Lauderdale, FL 33334

PROXY STATEMENT

This proxy statement, which is being made available to stockholders on or about March 22, 2008, is furnished in connection with the solicitation of proxies by the Board of Directors of eDiets.com, Inc., a Delaware corporation (the “Company”), for use at the forthcoming Annual Meeting of Stockholders to be held on Tuesday May 6, 2008 (the “Meeting”), and at any postponements or adjournments thereof.

At the close of business on February 26, 2008, the record date for determination of stockholders entitled to notice of, and to vote at, the Meeting, there were outstanding an aggregate of 25,048,427 shares of the Company’s common stock, par value $.001 per share (the “Common Stock”), the Company’s only class of securities entitled to vote at the Meeting.

Voting and Revocability of Proxies

Each share of Common Stock is entitled to one vote on all matters to come before the Meeting. In the election of directors, assuming a quorum is present, the eight nominees receiving the highest number of votes cast at the Meeting will be elected. The affirmative vote of a majority of the shares of Common Stock present in person or by proxy at the Meeting is required for approval of Proposal 2, assuming that the total vote cast with respect to that Proposal represents a majority of the outstanding shares of Common Stock entitled to vote at the Meeting.

The required quorum for the transaction of business at the Meeting will be a majority of the voting power of shares of Common Stock issued and outstanding on the record date. Shares present in person or by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the meeting.

In voting on the election of directors, abstentions and broker non-votes (which occur when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner) will be disregarded and not treated as votes cast and, therefore, will not affect the outcome of the election. Abstentions will have the same effect as votes against Proposal 2, but broker non-votes will not be counted as votes against such proposal or as shares present or represented at the Meeting.

Your proxy may be revoked at any time prior to its exercise by giving written notice to the Secretary of the Company at the offices of the Company set forth above, by presenting a duly executed proxy bearing a later date or by voting in person at the Meeting, but your mere attendance at the Meeting will not revoke your proxy. Your proxy, when properly executed, will be voted in accordance with the specific instructions indicated on your proxy card. Unless contrary instructions are given, your proxy will be voted “FOR” the election of the eight nominees for director, as provided in Proposal 1 below; and, to the extent permitted by applicable rules of the Securities and Exchange Commission (the “SEC”), in accordance with the judgment of the persons voting the proxies upon such other matters as may come before the Meeting and any postponements or adjournments thereof. See “Other Matters” below.

PROPOSAL 1

ELECTION OF DIRECTORS

The By-Laws of the Company provide that the number of directors shall be fixed, from time to time, by resolution. The Board of Directors has fixed the number of directors to be elected at the Meeting at eight (8) and recommends to the stockholders the following eight (8) nominees for election as directors of the Company:

Kevin A. Richardson, II

Stephen Cootey

Robert L. Doretti

Lee S. Isgur

Ronald Luks

Pedro N. Ortega-Dardet

Andrea M. Weiss

Stephen J. Rattner

Each nominee has indicated their willingness to serve on the Board of Directors. If any nominee will be unable to serve, proxies will be voted (unless marked to the contrary) for such person or persons, if any, as shall be recommended by the Board of Directors. However, proxies will not be voted for the election of more than eight (8) directors. The nominees who are elected at the Meeting will serve as directors of the Company until the 2009 Annual Meeting of Stockholders, or until their successors are elected and have qualified, subject to earlier death, resignation, retirement or removal from office.

The following sets forth, as of February 26, 2008, certain information with respect to each of the above nominees for election as a director at the Meeting:

Name, Age And Occupation	Director Since
Kevin A. Richardson II, 38	2006

Mr. Richardson founded Prides Capital LLC and Prides Capital Partners LLC in January 2004 where he is Managing Director. Prior to that, Mr. Richardson had been a partner at Blum Capital Partners since April of 1999. Blum Capital Partners is a $2.5 billion investment firm, which pioneered the investment style of "strategic block investing." Between May 1999 and September 2003, Mr. Richardson was the lead public partner on 18 investments. Prior to joining Blum Capital, Mr. Richardson was an analyst at Tudor Investment Corporation, an investment management firm that currently manages approximately $8.8 billion across several hedge funds and private equity funds. Previously, Mr. Richardson spent four years at Fidelity Management and Research where he was the assistant portfolio manager of the Fidelity Contra Fund, a registered investment company. Mr. Richardson also managed Fidelity Airline Fund, the Fidelity Aerospace and Defense Fund, and performed research and analysis in a variety of industry sectors (computer services, business services, media, financial services, and healthcare information technology). Previously, Mr. Richardson worked at Kidder, Peabody & Co. Mr. Richardson is also a director of Healthtronics Inc., a position he has held since March 2006.

Stephen L. Cootey, 39	2006

Mr. Cootey has been a member of the Prides Capital LLC investment team since 2004. Prior to joining Prides Capital, he was a vice president at Credit Suisse First Boston from 2001 to 2004, where he participated in over 25 transactions, raising over $18 billion in capital through the equity and debt markets. His responsibilities included credit analysis, structuring, due diligence, negotiation and the execution of equity, debt and M&A transactions. Prior to joining CSFB, Mr. Cootey was an associate at Goldman, Sachs and Accenture specializing in strategy and technical implementation of asset management software applications for high net worth clients. In addition, Mr. Cootey founded and ran his own consulting firm, from 1997 to 1998.

Robert L. Doretti, 65	2004

Mr. Doretti served as Chairman, Chief Executive Officer and President of ON Technology Corporation, a provider of software infrastructure solutions to Fortune 500 enterprises, from 2000 through its acquisition by Symantec Corporation in February 2004. From 1995 through its acquisition by Oracle Corporation in 1999, Mr. Doretti was President and Chief Executive Officer of Thinking Machines Corporation, a professional services and software provider of data mining and customer relationship management (CRM) solutions. Mr. Doretti spent over 19 years at Wang Laboratories, Inc., including the last 7 years as Senior Vice President of US Operations, where he was instrumental in growing that business to $1.8 billion in revenue.

Lee S. Isgur, 70	1999

Mr. Isgur has served as Principal and Chief Financial Officer of Marché restaurant (Menlo Park, California) since 2001 and Chief Executive Officer since February 2008. Mr. Isgur also has been the Managing Partner of Corporate Counselors, a research and investment banking consulting firm since 1997. From 1994 to 1997, Mr. Isgur was Managing Director of Jeffries & Company, an investment-banking firm. Mr. Isgur has served on the board of Station Casinos, Inc. (NYSE) from 2003 until 2007 and was a member of Station Casinos, Inc.’s audit and corporate governance committees.

Ronald Luks, 55	2004

Mr. Luks has served as President of Egret Associates, Inc. since 1988 and is a founding principal in Fun Online Corp. Both firms provide content creation and licensing services, online community management and real time publication services to the major commercial online services including CompuServe, Netscape.com, AOL and the Microsoft Network. Mr. Luks has been an industry consultant to such firms as Nintendo of America, Rolling Stone Interactive, Activision, and Sega of America. Mr. Luks was formerly a partner in the Wall Street firm of Ernst & Co., and a member of the American Stock Exchange and other national stock and commodity exchanges. He currently maintains his securities registration with Liberty Pacific Securities, LLC, a Seattle-based investment banking firm.

Pedro N. Ortega-Dardet, 43	2003

Mr. Ortega-Dardet has served as President of Skinmatics, Inc., which designs, manufactures and markets premium skin-care products under the name Wilma Schumann Skin Care, since 1997. Mr. Ortega-Dardet also serves as Director of the Esthetics Manufacturer and Distributors Alliance and serves as the Editor of Skin and Body News, an industry newsletter. Mr. Ortega-Dardet holds a B.S. degree in Industrial Engineering and Operations Research from Syracuse University and an M.B.A. with a concentration in Finance and a minor in Marketing from the University of Miami.

Andrea M. Weiss, 52	2004

Ms. Weiss has owned and operated Retail Consulting, Inc., a retail consulting business, since August 2002. Ms. Weiss was President of dELiA*s Corp., a multi-channel retailer to teenage girls and young women, from April 2001 to August 2002. From May 1998 to February 2001, Ms. Weiss served as Executive Vice President and Chief Stores Officer of The Limited, Inc., where she was responsible for developing and directing retail operations and sales strategy for more than 5000 retail stores. She served as President of Retail of Guess, Inc. from February 1996 to April 1998, where she oversaw all aspects of the retail division, including merchandising, retail and factory store operations, real estate and marketing. From May 1992 to February 1996, Ms. Weiss was Senior Vice President and Director of Stores at Ann Taylor Stores, Inc., where she was responsible for store operations during the Company’s expansion to over 350 stores. From April 1990 to May 1992, Ms. Weiss served as Director of Merchandise Operations at the Walt Disney Company. Ms. Weiss serves on the Board of Trustees of Hampton University, Hampton, Virginia. Ms. Weiss is a director of CBRL Group, Inc., a holding company engaged in the operation and development of restaurant and retail concepts and, since 2003, has been a director of Tabi International Ltd., a Canadian retailer of women’s clothing and accessories.

Stephen J. Rattner, 50	2008

Mr. Rattner has been President of eDiets since October 2006 and Chief Executive Officer since November 2007. He joined the Company in May 2006, following the acquisition of Nutrio.com, of which he was co-Founder, President and Chief Executive Officer since 1999. Prior to co-founding Nutrio, Mr. Rattner was co-Founder, President and Chief Operating Officer of HotOffice Technologies. Mr. Rattner was also a name partner in the public accounting firm of Levi, Rattner, Cahlin & Co. (“Levi Rattner”). During his tenure at Levi Rattner, he practiced primarily corporate transactional and taxation work, having counseled numerous clients in large corporate financial transactions. His experience also includes significant involvement in mergers and acquisitions. Prior to co-founding Levi Rattner, Mr. Rattner was employed by the public accounting firm KPMG. He received his Bachelor of Science degree in Business Administration from the University of Florida and is a Certified Public Accountant.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH DIRECTOR NOMINEE.

CORPORATE GOVERNANCE

Board of Directors

The Board of Directors of the Company, which met four times in person and met seven times by telephone in 2007, has formed the following standing committees.

1.	The Audit Committee consists of Mr. Isgur (Chair), Mr. Ortega-Dardet and Mr. Doretti, and its function is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company. The Board of Directors has adopted a written charter for the Audit Committee. A copy of the charter is available on the Company’s website at www.ediets.com. The Board of Directors has determined each individual to be “financially sophisticated” and that Mr. Isgur is an “audit committee financial expert” as those terms are defined by the Nasdaq Markeplace Rules and the rules of the SEC. The Audit Committee met formally four times in 2007 and informally on several occasions in 2007.

2.	The Governance and Nomination Committee is composed of Mr. Doretti (Chair), Mr. Isgur, Mr. Luks, Mr. Ortega-Dardet, and Ms. Weiss. The Board of Directors has adopted a written charter for this committee. A copy of this charter is available on the Company’s website at www.ediets.com. Its function is to assist the Board of Directors in overseeing issues relating to the composition and operation of the Board of Directors and its committees, and the development of good corporate governance practices. The Governance and Nomination Committee met once and consulted informally on several occasions in 2007.

3.	The Compensation Committee is composed of Ms. Weiss (Chair), Mr. Cootey, Mr. Isgur and Mr. Luks. The Board of Directors has adopted a written charter for this committee. A copy of this charter is available on the Company’s website at www.ediets.com. Its function is to assist the Board of Directors in determining and overseeing the compensation practices of the company. The Compensation Committee met eight times in 2007.

During 2007, each director attended at least 75% of the aggregate of (i) all meetings of the Board of Directors held during the period for which he or she has been a director and (ii) all meetings of each committee of the Board of Directors held during the periods that he or she served as a member of such committee.

The Board of Directors has determined that all directors but Mr. Rattner are independent, as defined under the Nasdaq Marketplace Rules. Furthermore, all of the Audit Committee members are independent, as independence for audit committee members is defined under the Nasdaq Marketplace Rules and SEC regulations. All of the Governance, Nominating and Compensation Committee members are independent, as independence for compensation, nominating and governance committees is defined under the Nasdaq Marketplace Rules.

There are no family relationships among any of the directors or executive officers of the Company.

The Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed by the independent accountants, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended, that are approved by the Audit Committee prior to the completion of the audit.

The Audit Committee has adopted guidelines regarding the engagement of the independent auditor. For audit services (including statutory audit engagements as required under state laws), the independent auditor will provide the Audit Committee with an engagement letter no later than 6 weeks prior to the end of the fourth quarter of each year outlining the scope of the audit services proposed to be performed during the next fiscal year. If agreed to by the Audit Committee, this engagement letter will be formally accepted by the Audit Committee at the later of either its 4th Quarter Audit Committee meeting or four weeks before the end of the 4th Quarter. The independent auditor will submit to the Audit Committee for approval an audit services fee proposal after acceptance of the engagement letter.

For non-audit services, Company management will submit to the Audit Committee for approval (during June or September of each fiscal year) the list of non-audit services that it recommends the Committee engage the independent auditor to provide for the fiscal year. Company management and the independent auditor will each confirm to the Audit Committee that each non-audit service on the list is permissible under all applicable legal requirements. In addition to the list of planned non-audit services, a budget estimating non-audit service spending for the fiscal year will be provided. The Audit Committee will approve both the list of permissible non-audit services and the budget for such services. The Audit Committee will be informed routinely as to the non-audit services actually provided by the independent auditor pursuant to this pre-approval process.

To ensure prompt handling of unexpected matters, the Audit Committee delegates to the Chair the authority to amend or modify the list of approved permissible non-audit services and fees. The Chair will report action taken to the Audit Committee at the next committee meeting.

The Company and the independent auditor must ensure that all audit and non-audit services have been approved by the Audit Committee. The Chief Financial Officer is responsible for tracking all independent auditor fees against the budget for such services and to report at least annually to the Audit Committee.

Director Nomination Process

The Nominating Committee will consider director candidates recommended by stockholders. Stockholders who wish to recommend to the Committee candidates for election to the Board of Directors must do so in writing. The recommendations should be sent to the Secretary of the Company, James A. Epstein, General Counsel, 1000 Corporate Drive, Suite 600, Fort Lauderdale, FL 33334, who will, in turn, forward the recommendation to the Committee. The recommendation must set forth (i) the name and address as they appear on the Company’s books of the stock holder making the recommendation and the class and number of shares of capital stock of the Company beneficially owned by such stockholder and (ii) the name of the candidate and all information relating to the candidate that is required to be disclosed in solicitations of proxies for election of directors under the federal proxy rules. The recommendation must be accompanied by the candidate’s written consent to being named in the Company’s proxy statement as a nominee for election to the Board of Directors and to serving as a director, if elected. Stockholders must also comply with all requirements of the Company’s by-laws with respect to nomination of persons for election to the Board of Directors.

The Committee believes that nominees for election to the Board of Directors should possess sufficient business or financial experience and a willingness to devote the time and effort necessary to discharge the responsibilities of a director. This experience can include, but is not limited to, service on other boards, experience in the industries in which the Company conducts its business, operational experience, or a background in e-commerce, marketing, retail or distribution. The Committee believes that nominees should be selected based on qualifications and strengths that are considered in their totality rather than based upon a mechanical application of specified criteria. The Committee strives to nominate persons for election to the Board of Directors whose background, integrity, and personal characteristics indicate that they will make a positive contribution to the Company. The Committee’s policy is to evaluate all candidates in the same manner without regard to whether a candidate has been recommended internally, by a stockholder, or otherwise.

Stockholder Communication Policy

Stockholders may send communications to the Board of Directors or individual members of the Board by writing them, care of James A. Epstein, Secretary, 1000 Corporate Drive, Suite 600, Fort Lauderdale, FL 33334, who will forward the communication to the intended director or directors. If the stockholder wishes the communication to be confidential, then the communication should be provided in a form which will maintain confidentiality.

Attendance at Annual Meetings of Stockholders

The Company encourages all directors to attend the Company’s annual meeting of stockholders. All of the Company’s directors attended last year’s annual meeting.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics that comprises a code of ethics, as defined by the federal securities laws. The Code of Business Conduct and Ethics applies to all directors, officers and employees of the Company and is posted at www.ediets.com.

OTHER MATTERS

The Board of Directors knows of no other matters to be presented for action at the Meeting other than those set forth in the attached Notice and customary procedural matters. However, if any other matters should properly come before the meeting or any postponements or adjournments thereof, the proxies solicited hereby will be voted on such matters, to the extent permitted by applicable rules of the SEC, in accordance with the judgment of the persons voting such proxies. In the latter regard, the Company intends to avail itself, with respect to the Meeting, of the provisions of Rule 14a-4(c)(i) under the Securities Exchange Act of 1934, as amended, which grant the persons voting the proxies discretionary authority to vote on any stockholder proposals presented at an annual meeting if the Company has not received notice a reasonable time before it mails its proxy materials for the current year. The Company has received no notice of any stockholder proposal.

ADDITIONAL INFORMATION

Executive Officers

Stephen J. Rattner, 50, has been President of eDiets since October 2006 and Chief Executive Officer since November 2007. He joined the Company in May 2006, following the acquisition of Nutrio.com, of which he was co-Founder, President and Chief Executive Officer since 1999. Prior to co-founding Nutrio, Mr. Rattner was co-Founder, President and Chief Operating Officer of HotOffice Technologies. Mr. Rattner was also a name partner in the public accounting firm of Levi, Rattner, Cahlin & Co. (“Levi Rattner”). During his tenure at Levi Rattner, he practiced primarily corporate transactional and taxation work, having counseled numerous clients in large corporate financial transactions. His experience also includes significant involvement in mergers and acquisitions. Prior to co-founding Levi Rattner, Mr. Rattner was employed by the public accounting firm KPMG. He received his Bachelor of Science Degree in Business Administration from the University of Florida and is a Certified Public Accountant.

Thomas J. Hoyer, 45, has served as Chief Financial Officer since March 7, 2008. Mr. Hoyer was previously Chief Financial Officer of Digital Angel, Inc., a manufacturer and distributor of visual ID, radio frequency and GPS tracking products, from January through May 2007. Before that, Mr. Hoyer was Chief Financial Officer of NationsRent Companies, Inc., a construction equipment distribution and services company, from 2003 through 2006. From 2002 to 2003, Mr. Hoyer was Vice President of Corporate Finance at MWH Global, Inc., a privately held environmental consulting, engineering, and construction company. He served as Chief Financial Officer of GlobEquip LLC in 2001. Mr. Hoyer began his career at Fluor Corporation, where he served in various positions with increasing levels of responsibility, most recently as Assistant Treasurer from January 1998 to January 2001. Mr. Hoyer earned a Bachelor’s Degree and a Master’s Degree in Business Administration from Clemson University and is a Certified Public Accountant.

James A. Epstein, 42, has served as General Counsel since April 2004. He was appointed Secretary in July 2006. Prior to joining the Company, Mr. Epstein was General Counsel/Secretary at 21st Century Holding Company from 2000 to 2004, where he oversaw securities matters, regulatory compliance, corporate governance and contracts. From 1999 to 2000, Mr. Epstein was General Counsel for Internet solutions provider 186K.Net, where he drafted commercial contracts and oversaw contractual and licensing relationships with strategic partners such as AT&T, Sprint and Microsoft. As an associate at law firms Conrad & Scherer and Hinshaw & Culbertson, he specialized in the insurance and health care fields, where his clients included major insurers, Lloyds of London, public hospital districts and private health care companies such as HCA and Humana. Mr. Epstein earned a Juris Doctorate at the University of Florida.

Carla Cox, 35, has served as Senior Vice President of Accounting and Financial Reporting since December 2006 and interim CFO from January 2008 to March 7, 2008. Ms. Cox joined the Company in April 2000 as Controller and Director of Financial Reporting. Previous to that, Ms. Cox was an audit senior at Ernst & Young LLP from January 1996 until April 2000. Ms. Cox earned a Bachelor’s Degree in Accounting from Rutgers University and is a Certified Public Accountant.

Beneficial Ownership of Principal Stockholders And Management

The following table sets forth, as of February 26, 2008 (unless otherwise specified), certain information regarding beneficial ownership of Common Stock: (i) by each person who is known by us to beneficially own more than 5% of our outstanding shares; (ii) by each of our directors; (iii) by the Chief Executive Officer, the Chief Financial Officer and the three other most highly compensated executive officers who were serving as executive officers as of the end of fiscal year 2007, whom we refer to collectively as the “Named Executive Officers”; and (iv) by all of our present directors and executive officers as a group. Such information is based upon information filed by such persons with the SEC or provided to the Company by such persons or by other sources believed to be reliable.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class
Prides Capital Partners, LLC	14,763,672	(1)	53.9%

Alejandro Gonzalez	2,400,000	(2)	9.6%

Lee S. Isgur	466,572	(3)	1.8%

Pedro N. Ortega-Dardet	237,417	(4)	*

Robert L. Doretti	162,577	(5)	*

Ronald Luks	156,263	(6)	*

Andrea M. Weiss	148,845	(7)	*

Stephen J. Rattner	308,252	(8)	*

Robert T. Hamilton	124,337	(9)	*

James A. Epstein	62,512	(10)	*

Carla Cox	16,751	(11)	*

All directors and executive officers as a group (10 persons)	16,447,198		57.7%

*	Less than 1%
(1)	Includes Warrants to purchase 1,009,901 shares of Common Stock issued in First Closing of the Private Placement on May 15, 2006, Warrants to purchase 178,218 shares of Common Stock issued in the Second Closing of the Private Placement on August 1, 2006, Warrants to purchase 1,000,000 shares of Common Stock issued in connection with the Senior Secured Note on August 31, 2007 and 144,946 shares issuable upon exercise of stock options that are vested or exercisable within sixty (60) days. The address for Prides Capital Partners, LLC is 200 High Street, Suite 700, Boston, MA 02110.

(2)	The address for Mr. Gonzalez is Ruben Dario #223 5-A, Chapultepec Morales, Mexico D.F. 11570.
(3)	Includes a total of 4,500 shares held by two revocable trusts of which Mr. Isgur is the trustee and beneficiary, 260,435 shares held in a joint account with Mr. Isgur’s wife and 195,637 shares issuable upon the exercise of stock options that are vested or exercisable within sixty (60) days.
(4)	Includes 14,404 shares received in connection with the merger of DietSmart, Inc. with and into eDiets.com, Inc. in 2001 and 148,013 shares issuable upon the exercise of stock options that are vested or exercisable within sixty (60) days.
(5)	Includes 160,513 shares issuable upon the exercise of stock options that are vested or exercisable within sixty (60) days.
(6)	Includes 144,806 shares issuable upon the exercise of stock options that are vested or exercisable within sixty (60) days.
(7)	Includes 122,312 and 2,280 shares issuable upon the exercise of stock options and restricted shares, respectively, that are vested or exercisable within sixty (60) days.
(8)	Includes 141,668 and 75,000 shares issuable upon the exercise of stock options and restricted shares, respectively, that are vested or exercisable within sixty (60) days.
(9)	Includes 50,877 shares issuable upon the exercise of stock options that are vested or exercisable within sixty (60) days.
(10)	Includes 45,849 shares issuable upon the exercise of stock options that are vested or exercisable within sixty (60) days.
(11)	Includes 16,666 shares issuable upon the exercise of stock options that are vested or exercisable within sixty (60) days.

AUDIT COMMITTEE REPORT

The Audit Committee hereby reports as follows:

1. The Audit Committee has reviewed and discussed the audited financial statements with our management.

2. The Audit Committee has discussed with Ernst & Young LLP, the Company’s independent accountants, the matters required to be discussed by Statement on Auditing Standards (“SAS ”) 61 (Communications with Audit Committees), as may be amended or modified.

3. The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with Ernst & Young LLP their independence.

4. Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, for filing with the Commission.

/s/ Lee S. Isgur (Chairman)
/s/ Pedro N. Ortega-Dardet
/s/ Robert L. Doretti

March 14, 2008

Independent Auditors and Fees

The firm of Ernst & Young LLP served as the Company's independent public accountants for fiscal 2007 and has been selected by the Audit Committee to do so in fiscal 2008. A representative of Ernst & Young LLP is expected to attend the Meeting, will have the opportunity to make a statement if desired, and will be available to answer appropriate questions.

The following table sets forth fees billed to the Company by the Company’s independent auditors for the years ended December 31, 2007 and December 31, 2006 for (i) services rendered for the audit of the Company’s annual financial statements and the review of the Company’s quarterly financial statements, (ii) services rendered that are reasonably related to the performance of the audit or review of the Company's financial statements that are not reported as Audit Fees, and (iii) services rendered in connection with tax preparation, compliance, advice and assistance.

Principal Accountant Fees and Services

Services	2007	2006
Audit Fees	$300,525	$371,069
Audit – Related Fees	—	28,525
Tax Fees	—	—
All Other Fees	1,500	1,500

Total	$302,025	$401,094

Prior to engaging our accountants to perform a particular service, our Audit Committee obtains an estimate for the service to be performed. All of the services described above were approved by the Audit Committee in accordance with its procedures.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Business Context

eDiets was founded in 1996 as a direct-to-consumer business and in 2004 we began to license our brand, technology and content to other direct-to-consumer businesses. In 2006, eDiets entered the corporate licensing business with the acquisition of Nutrio.com, Inc. (“Nutrio”), now known as eDiets Corporate Services. eDiets Corporate Services provides web-based, client-branded, health and nutrition programs to large corporations in the food, pharmaceutical, insurance, medical, nutrition and fitness markets.

The acquisition of Nutrio allowed eDiets access to the business-to-business and corporate services market for the first time and gave eDiets the opportunity to leverage Nutrio’s knowledge-base and existing corporate relationships to grow the corporate services business. This, in turn, opened a potentially valuable new customer acquisition channel apart from Internet direct response advertising, which had become unsustainable as a primary customer acquisition strategy designed to support meaningful revenue growth.

Management Transition

Stephen J. Rattner was appointed Chief Executive Officer in November 2007. Previously, Mr. Rattner was President and Chief Executive Officer (“CEO”) of Nutrio until Nutrio was acquired by eDiets in May 2006. Upon the acquisition of Nutrio, Mr. Rattner was appointed President of eDiets Corporate Services. In the summer of 2006, as eDiets pursued a search for a new CEO and more diverse and sustainable customer acquisition strategies, Mr. Rattner began to occupy a key leadership role in the broader company. In this leadership role, Mr. Rattner began to oversee the development of a new business strategy designed to diversify our customer acquisition channels by leveraging Nutrio’s knowledge-base and existing corporate relationships. He also led the effort to add new products and services, such as our prepared meal delivery program, designed to more effectively monetize users and traffic on our websites. Mr. Rattner further oversaw the selection and implementation of a more robust technology platform to support new product distribution and increased customer monetization, through both eDiets’ traditional consumer channel as well as the new corporate channel developing as a result of the Nutrio acquisition. He additionally began to re-orient our staff, partners and resources to create an organization better suited to support the new product and customer acquisition strategies. Consequently, in October 2006, Mr. Rattner was appointed President of eDiets and, in November 2007, Mr. Rattner was named Chief Executive Officer.

In January 2008, Robert T. Hamilton resigned as Chief Financial Officer and Thomas J. Hoyer accepted the same position on March 7, 2008.

Process and Procedures

The Compensation Committee (the “Committee”) is responsible for discharging the Board's responsibilities relating to compensation of the CEO and all of the named executive officers and reviewing and monitoring human resource and organizational matters. The Committee’s charter can be found on the Company’s website at www.ediets.com. The Committee evaluates and approves the Company’s compensation philosophy, strategy, plans, policies and programs. More specifically, the Committee's duties and responsibilities include, among others:

•

reviewing and approving on an annual basis corporate goals and objectives relevant to the CEO’s compensation, evaluating the CEO’s performance in light of those goals and objectives and recommending to the Board the overall compensation levels for the CEO based on such evaluation;

•	reviewing and approving the annual base salaries, annual incentive opportunities and other compensation arrangements of the CEO and all other named executive officers;

•

reviewing and monitoring all compensation and significant benefit plans that affect all employees and annually approving overall employee salary policies, as well as equity-based programs for all categories of employees;

•

monitoring compliance with requirements under the Sarbanes-Oxley Act of 2002 relating to 401(k) plans and loans to directors and officers and compliance with all other applicable laws affecting employee compensation and benefits; and

•	reviewing and recommending any proposed changes in director compensation to the Board.

The Committee has the authority to retain and terminate external compensation consultants to assist it in the evaluation of executive and outside director compensation. Since 2006, the Committee has engaged Mercer LLC (“Mercer”) as its outside compensation advisor. In this role, Mercer reports directly to the Committee. The Committee provides direction to Mercer in terms of the scope of services requested and the Committee has the sole authority to approve Mercer's fees and the other terms and conditions of the engagement. The Committee also has the authority to obtain advice and assistance from external legal, accounting or other advisors.

For each of the named executive officers other than the CEO, the Committee reviews and approves all elements of the executive compensation program taking into consideration recommendations from the CEO and human resources staff and information, including competitive market information, provided by Mercer. For the CEO, the Committee reviews and approves all elements of his compensation program taking into consideration the Board's evaluation of the CEO, recommendations from the human resources staff and information, including competitive market information, provided by Mercer.

The Committee met eight times in fiscal 2007 and regularly conducts executive sessions without members of senior management present. The Committee regularly reports its conclusions and actions to the full Board.

Compensation Philosophy and Objectives

Like many companies, eDiets strives to have an executive pay program that is (1) market competitive, (2) performance-based and (3) stockholder aligned. Unlike many publicly-traded companies, eDiets continues to significantly transform its business strategy and operational model to maximize short-term and long-term performance. In this context, the Company requires entrepreneurial leadership talent and a pay program that appropriately balances risk and reward. Accordingly, the Committee strives to set compensation levels and design pay programs that reflect both the Company’s life cycle and development stage and the talent profile it requires.

In order to better understand competitive market rates of pay for comparable executive roles in similar companies, the Committee directed Mercer to research and provide benchmark data the Committee could use in its decision making process regarding executive compensation levels and plan designs. In working with Mercer in 2006, the following criteria were developed to form a “peer group” for benchmarking purposes:

•	annual revenues between $50 and $200 million;

•	market capitalization between $100 and $500 million;

•	operating model whereby a majority of business is conducted on-line;

•	reliance on a technology platform for commercial activity; and

•	focus on the medical and/or health industry.

Based on these criteria, the following nine (9) companies were used as the peer group for purposes of benchmarking executive compensation levels and program designs:

•	Cybersource Corporation (CYBS);

•	TravelZoo, Inc. (TZOO);

•	Knot, Inc. (KNOT);

•	Bluefly, Inc.(BFLY);

•	NIC, Inc. (EGOV);

•	Stamps.com (STMP);

•	Celebrate Express, Inc. (BDAY);

•	Liquidity Services (LQDT); and

•	Napster (NAPS).

In order to better understand any unique compensation considerations or practices for local companies, the Committee also directed Mercer to provide benchmark data for a select group of companies headquartered in South Florida. This information was used as another data point for comparison purposes, especially for positions where executive talent might be sourced locally.

In utilizing market pay data, the Committee does not attempt to target compensation levels to any specific percentile derived from the peer group. Rather, the Committee utilizes the data as a general guideline in attempting to create an overall package which would serve to recruit, motivate, and retain the entrepreneurial talent required while balancing the transitional nature of eDiets’ business and the limited cash flow generated by the Company in 2006 and 2007. The performance and stockholder alignment objectives are achieved by the structure of the overall executive pay program which includes cash-based short-term incentive opportunities as well as equity-based long-term incentive opportunities when performance goals are achieved. The Committee does not apply a fixed formula for determining the level of fixed vs. variable compensation, short-term vs. long-term compensation, or cash vs. equity compensation. Nonetheless, the Committee believes that an executive pay program with a substantial emphasis on equity-based long-term incentive opportunities creates the proper risk/reward balance and stockholder alignment given the Company’s life-cycle and development stage. Accordingly, when setting compensation levels, the Committee reviews and evaluates the resulting pay mix to ensure alignment with these objectives.

Executive Compensation Components

For 2007, the primary components of compensation for the named executive officers were:

•	base salary;

•	short-term incentives; and

•	long-term incentives.

Base Salary

Base salaries of named executive officers are reviewed annually and determined by the Committee. Base salaries are determined by giving consideration to the Company’s performance, the officer’s impact level, scope of responsibility, prior experience, past accomplishments and data on prevailing compensation levels in the Company’s peer group. The Committee believes that current base salary levels are appropriate for attracting and retaining executive talent. Based on the Company’s performance and cash flow position, no salary increases were made in 2007 except for Mr. Rattner, which was made in conjunction with his changing responsibilities throughout the year (please refer to the section labeled “Chief Executive Officer Compensation” for additional information regarding CEO pay).

Short-term Incentives

Given the transformation in the Company’s business, the Committee has been disinclined to establish specific performance targets and rely on a formulaic incentive compensation program. However, the Committee has retained the right to pay discretionary bonuses for significant performance accomplishments that exceed expectations or when viewed as necessary to recognize key contributors.

Based on the Committee’s assessment of performance in 2007, discretionary bonuses were awarded to Mr. Rattner and Mr. Epstein. These bonuses were awarded in recognition of the improvements made during 2007 in the Company’s operations, technology platform and in the development of corporate business relationships designed to open new customer acquisition channels. At the election of the recipients, these awards were paid in shares of common stock as opposed to cash.

In 2008, the Committee has instructed senior management to develop a proposal for a more structured and formulaic short-term incentive plan for its review and consideration. The Committee believes this is an important next step in the development of a more structured and systematic executive pay program.

Long-term Incentives

The Company has two employee equity plans - the 1999 Stock Option Plan (“the 1999 Plan”) and the 2004 Equity Incentive Plan (“the 2004 Plan”).

The 1999 Plan allows only for the granting of stock options. Under the 1999 Plan, option grants have an exercise price equal to the fair market value on the date of grant, vest ratably over a two- or three-year period and expire five or ten years from the date of grant. As of February 26, 2008, there were 23,668 shares remaining available for grant under the 1999 Plan, which expires in October 2009.

The 2004 Plan allows for the grant of incentive stock options, non-qualified stock-options, stock appreciation rights, restricted stock, deferred stock and unrestricted stock. As of February 26, 2008, there were 120,921 shares remaining available for grant under the 2004 plan, which expires on the date of the 2014 Annual Meeting.

The Committee believes that equity-based long-term incentive opportunities are the critical component of the executive compensation program because they help create the appropriate risk/reward opportunity while conserving cash flow, creating a strong link between performance and reward, and fostering the alignment of interests between executive leadership and the Company’s stockholders.

The Committee reviews and considers equity grants upon hiring and annually thereafter. If annual grants are made, they are granted on the first business day of the fiscal year. In 2007, the Committee approved grants of stock options and restricted shares to the named executive officers and other key employees which were granted on January 2, 2008. The stock options grants generally have a five year term and vest ratably over three years from the date of grant. The restricted shares generally either vest ratably over three years or are subject to performance-based vesting requirements (as specified in the Grants of Plan Based Awards Table on page 30 of this Proxy Statement).

Chief Executive Officer Compensation

For most of 2007, the Board was conducting a search for a Chief Executive Officer. During this time, Mr. Rattner assumed increased responsibilities and provided leadership over the Company’s operations. At the conclusion of the search process, Mr. Rattner was appointed the Chief Executive Officer. The following table summarizes the Committee’s compensation actions related to Mr. Rattner from the time he became he became President of eDiets Corporate Services (May 2006) to his appointment as Chief Executive Officer (November 2007). The Committee believes its actions with respect to Mr. Rattner’s compensation appropriately reflect his changing role and responsibilities at the Company and create a strong performance and retention incentive over the next three years.

Event	Base Salary	Stock Options Granted		Restricted Shares Granted		Cash Bonus
Following appointment as President of eDiets Corporate Services in May 2006	$240,000	N/A		N/A		N/A

Following appointment as President of eDiets in October 2006	$300,000	250,000	(1)	225,000	(2)	N/A

Following appointment as CEO of eDiets in November 2007	$325,000	175,000	(3)	N/A		N/A

Following completion of 2007 fiscal year	N/A	25,000	(4)	N/A		$100,000	(5)

(1)	These stock options have an exercise price of $3.79 and vest ratably over a three year period with the first portion vesting on April 2, 2008. They are intended to coincide with the term of Mr. Rattner’s employment agreement and to encourage his retention for that period.
(2)	These restricted shares become eligible to vest upon the fulfillment of performance goals set by the Board and as more fully described below.
(3)	These stock options have an exercise price of $4.88 and have a three year vesting period with the first portion vesting on April 2, 2008. They are intended to coincide with the term of Mr. Rattner’s employment agreement and to encourage his retention for that period.
(4)	These stock options vest ratably over three years with the first portion vesting on January 2, 2009. This annual grant is designed to recognize operational improvements in 2007 and provide Mr. Rattner with annual equity compensation which provides additional incentives to maximize stockholder return over the long term.
(5)	This bonus was in recognition of the improvements made during 2007 in the Company’s operations, technology platform and in the development of corporate business relationships designed to open new customer acquisition channels. Mr. Rattner elected to take this bonus in the form of unrestricted shares.

The stock options and restricted shares granted to Mr. Rattner were designed to fulfill the Company’s goal of structuring the compensation package with a blend of service-based stock options and performance-based restricted stock. The stock options require stockholder value creation in order to provide value to Mr. Rattner, and the restricted shares only vest upon the achievement of the following performance goals:

•	75,000 shares upon launch of the Company’s new technology platform on or before March 31, 2008 and public announcement of a major business-to-business meal delivery client on or before March 31, 2008;

•

150,000 shares in the event that the Company meets or exceeds its fiscal 2008 revenue guidance, upon confirmation by the Company’s Chief Financial Officer in writing to the Committee or its designee, not later than forty five (45) days following the end of the Company’s 2008 fiscal 4th Quarter.

In the event that the Company does not meet or exceed its fiscal 2008 revenue guidance as set forth above, the 150,000 shares will vest upon confirmation by the Company’s Chief Financial Officer in writing to the Committee or its designee that the Company has met or exceeded performance targets for fiscal 2009 to be established by the Board, not later than forty five (45) days following the end of the Company’s 2009 fiscal 4th Quarter.

Potential Payments Upon Termination or Change of Control

The Company entered into employment agreements with Mr. Rattner on February 12, 2008 and with Mr. Hoyer (together the “Executives”) on March 7, 2008 (together the “Agreements”). The Agreements have a 36 month term and may be renewed by mutual agreement for subsequent 12 month terms unless sooner terminated for any of the following reasons:

•

by the Company for “Cause” (“Cause” is defined to mean continued failure substantially to perform duties, dishonesty in the performance of duties, conviction of, or plea of nolo contendere to a crime constituting a felony under the laws of the United States or any state thereof or a misdemeanor involving moral turpitude, willful malfeasance or willful misconduct or any act or omission which is materially injurious to the financial condition or business reputation of the Company, or breach of confidentiality or non-disclosure obligations);

•

by the Executives for “Good Reason” (“Good Reason” is defined to mean a material diminution of base salary, any material breach by the Company of any material agreement between the Executives and the Company concerning the terms and conditions of the Executives’ employment with the Company, or a material diminution in the Executives’ positions or authority, duties, or responsibilities other than an isolated, insubstantial and inadvertent action that is not taken in bad faith and is remedied by the Company within 30 days after the receipt of written notice thereof from the Executives (provided, however, that the appointment of an executive Chairman of the Board to whom the Executives would report, any other change in the Executives’ title or reporting relationships, or an adjustment in the nature of the Executives’ duties and responsibilities that does not remove from him the authority to manage a significant portion of the products and services offered by the Company immediately prior to such change or adjustment, shall not constitute Good Reason), or any relocation of the location at which the Executives are required to provide their services to a location that is more than 100 miles from its original location with respect to Mr. Rattner and 50 miles with respect to Mr. Hoyer);

•

terminated upon the Executives’ “Disability” (“Disability” is defined to mean physically or mentally incapacitated and therefore unable for a period of three (3) consecutive months or for an aggregate of six (6) months in any twenty-four (24) consecutive month period to perform job duties);

•	terminated upon the Executives’ death; or

•	with respect to Mr. Rattner, terminated due to the failure by the Company to achieve or make reasonable progress towards the generation of $50,000,000 in gross revenue in 2008.

The Agreements provide for severance and other remedies after termination by the Company or by the Executives that vary, depending upon the events preceding and/or causing the termination and whether such termination occurs after a change of control and how long after a change of control any such termination occurs. The Agreements define a change of control as: (i) the sale or disposition, in one or a series of related transactions, of all, or substantially all, of the assets of the Company to any “person” or “group” (as such terms are defined in Sections 13(d)(3) or 14(d)(2) of the Exchange Act) other than Prides Capital Partners, LLC and its affiliates; or (ii) any person or group, other than Prides Capital Partners, LLC and its affiliates, is or becomes the “beneficial owner” as that term is defined in Rule 13d-3 under the Exchange Act (except that a person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the voting stock of the Company (or an entity that controls the Company), including by way of merger, consolidation, tender or exchange offer or otherwise.

In the event that the Executives are terminated for Cause or the Executives resign without Good Reason, the Agreements provide that the Executives will receive:

•	the base salary through the date of termination;

•

any annual bonus earned for the prior year, but unpaid, as of the date of termination for the immediately preceding fiscal year (except to the extent payment is otherwise deferred pursuant to any applicable deferred compensation arrangement with the Company);

•

reimbursement, within 60 days following submission by the Executives to the Company of appropriate supporting documentation for any un-reimbursed business expenses properly incurred them in accordance with Company policy prior to the date of their termination; provided claims for such reimbursement (accompanied by appropriate supporting documentation) are submitted to the Company within 90 days following the date of their termination of employment; and

•	such employee benefits, if any, as to which the Executive may be entitled under the employee benefit plans of the Company.

Assuming that Mr. Rattner’s employment agreement was effective and terminated for Cause or Mr. Rattner resigned without Good Reason on December 31, 2007, he would have received aggregate payments in the amount of $200,000. This amount represents payment of the annual bonus for 2007, assuming that the bonus was fully earned. Assuming that Mr. Hoyer’s employment agreement was effective and terminated for Cause or Mr. Hoyer resigned without Good Reason on December 31, 2007, he would have received aggregate payments in the amount of $75,000. This amount represents payment of the annual bonus for 2007, assuming that the bonus was fully earned.

In the event that the Executives are terminated following a Disability, the Agreement provides that the Executives will receive:

•	the base salary through the date of termination;

•

any annual bonus earned for the prior year, but unpaid, as of the date of termination for the immediately preceding fiscal year (except to the extent payment is otherwise deferred pursuant to any applicable deferred compensation arrangement with the Company);

•

reimbursement, within 60 days following submission by the Executives to the Company of appropriate supporting documentation for any un-reimbursed business expenses properly incurred them in accordance with Company policy prior to the date of their termination; provided claims for such reimbursement (accompanied by appropriate supporting documentation) are submitted to the Company within 90 days following the date of their termination of employment;

•	such employee benefits, if any, as to which the Executives may be entitled under the employee benefit plans of the Company;

•

a pro rata portion of any annual bonus, if any, that the Executives would have been entitled to receive in such year based upon the percentage of the fiscal year that shall have elapsed through the date of their termination of employment, payable when such annual bonus would have otherwise been payable to them had their employment not terminated; and

•	the right to exercise the vested portion of any options for a period of 12 months immediately following the date of the Executives’ termination of employment due to Disability.

Assuming that Mr. Rattner’s employment agreement was effective and terminated following a Disability on December 31, 2007, he would have received aggregate compensation in the amount of $200,000. This amount represents payment of the annual bonus for 2007, assuming that the bonus was fully earned. Assuming that Mr. Hoyer’s employment agreement was effective and terminated following a Disability on December 31, 2007, he would have received aggregate compensation in the amount of $75,000. This amount represents payment of the annual bonus for 2007, assuming that the bonus was fully earned. The Executives also have the right to exercise the vested portion of any stock options for a period of twelve (12) months following termination, however, no such stock options were vested on December 31, 2007.

In the event that the Executives’ employment is terminated following their death, the Agreement provides that the Executives’ estates will receive:

•	the base salary through the date of termination;

•

any annual bonus earned for the prior year, but unpaid, as of the date of termination for the immediately preceding fiscal year (except to the extent payment is otherwise deferred pursuant to any applicable deferred compensation arrangement with the Company);

•

reimbursement, within 60 days following submission by the Executives’ estate to the Company of appropriate supporting documentation for any un-reimbursed business expenses properly incurred by the Executives in accordance with Company policy prior to the date of the Executives’ termination; provided claims for such reimbursement (accompanied by appropriate supporting documentation) are submitted to the Company within 90 days following the date of the Executives’ termination of employment;

•	such employee benefits, if any, as to which the Executives may be entitled under the employee benefit plans of the Company;

•

with respect to Mr. Rattner, the proceeds payable under a life insurance policy on the life of Mr. Rattner with a death benefit payable to Mr. Rattner’s beneficiaries equal to $1,000,000, provided that such policy can be obtained at standard premium rates. To the extent that proceeds payable under such life insurance policy exceed $1,000,000, the Company would be entitled to retain such excess proceeds without liability to Mr. Rattner’s beneficiaries or any other person or entity; and

•	the right to exercise the vested portion of any options for a period of 12 months immediately following the date of the Executives’ death.

Assuming that Mr. Rattner’s employment agreement was effective and terminated following his death on December 31, 2007, his estate would have received aggregate payments in the amount of $200,000. This represents payment of the annual bonus for 2007, assuming that the bonus was fully earned. In addition, Mr. Rattner’s beneficiaries would have received $1,000,000 of proceeds payable under the life insurance policy. Assuming that Mr. Hoyer’s employment agreement was effective and terminated following his death on December 31, 2007, his estate would have received aggregate payments in the amount of $75,000. This amount represents payment of the annual bonus for 2007, assuming that the bonus was fully earned. The Executives estates also have the right to exercise the vested portion of any stock options for a period of twelve (12) months following termination, however, no such stock options were vested on December 31, 2007.

In the event that Mr. Rattner is terminated for failure of the Company to generate $50,000,000 in gross revenue in 2008 (the “2008 Revenue Goal”) or, as measured on a quarterly basis in 2008, achieve results or otherwise reasonably document the creation of business opportunities which demonstrate reasonable progress towards the achievement of the 2008 Revenue Goal, the Agreement provides that Mr. Rattner will receive:

•	the base salary through the date of termination;

•

any annual bonus earned for the prior year, but unpaid, as of the date of termination for the immediately preceding fiscal year (except to the extent payment is otherwise deferred pursuant to any applicable deferred compensation arrangement with the Company);

•

reimbursement, within 60 days following submission by Mr. Rattner to the Company of appropriate supporting documentation for any un-reimbursed business expenses properly incurred by Mr. Rattner in accordance with Company policy prior to the date of Mr. Rattner’s termination; provided claims for such reimbursement (accompanied by appropriate supporting documentation) are submitted to the Company within 90 days following the date of Mr. Rattner’s termination of employment;

•	such employee benefits, if any, as to which Mr. Rattner may be entitled under the employee benefit plans of the Company; and

•	immediate vesting of 83,334 stock options following Mr. Rattner’s termination.

Assuming that Mr. Rattner’s employment agreement was effective and terminated for failure of the Company to generate $50,000,000 in gross revenue on December 31, 2007, he would have received aggregate payments in the amount of $369,585. This amount represents payment of the annual bonus for 2007, assuming that the bonus was fully earned, and the vesting of 83,334 stock options.

In the event that the Executives are terminated without Cause not within 12 months following a change of control or resigns for Good Reason within three months following a change of control, the Agreement provides that the Executives will receive:

•	the base salary through the date of termination;

•	any annual bonus earned for the prior year, but unpaid, as of the date of termination for the immediately preceding fiscal year;

•	reimbursement for any un-reimbursed business expenses;

•	such employee benefits, if any, as to which the Executives may be entitled under the employee benefit plans of the Company;

•	continued payment of the base salary until 12 months after the date of such termination;

•	participation at the Company’s expense for a period of 12 months in the Company’s group health plans pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”); and

•

immediate vesting of unvested stock options which, but for the termination of the Executives’ employment, would have vested according to their established vesting schedule in the year in which the Executives’ termination occurs.

Assuming that Mr. Rattner’s employment agreement was effective and terminated without Cause not within 12 months following a change of control or he resigned for Good Reason within three months following a change of control on December 31, 2007, he would have received aggregate payments in the amount of $538,043. This amount represents payment of the annual bonus for 2007, assuming that the bonus was fully earned, continued payment of Mr. Rattner’s base salary for twelve (12) months following termination, and payment by the Company for Mr. Rattner’s participation in COBRA. Assuming that Mr. Hoyer’s employment agreement was effective and terminated without Cause not within 12 months following a change of control or he resigned for Good Reason within three months following a change of control on December 31, 2007, he would have received aggregate payments in the amount of $335,841. This amount represents payment of the annual bonus for 2007, assuming that the bonus was fully earned, continued payment of Mr. Hoyer’s base salary for twelve months following termination, and payment by the Company for Mr. Hoyer’s participation in COBRA. The Executives did not have any stock options which were scheduled to vest in 2007.

In the event that the Executives are terminated without Cause within twelve months following a change of control or resigns for Good Reason not within three months following a change of control, the Agreement provides that the Executives will receive:

•	the base salary through the date of termination;

•	any annual bonus earned for the prior year, but unpaid, as of the date of termination for the immediately preceding fiscal year;

•	reimbursement for any un-reimbursed business expenses;

•	such employee benefits, if any, as to which the Executives may be entitled under the employee benefit plans of the Company;

•	continued payment of the vase salary until 12 months after the date of such termination;

•	participation at the Company’s expense for a period of 12 months in the Company’s group health plans pursuant COBRA; and

•	immediate vesting of all unvested stock options and restricted stock.

Assuming that Mr. Rattner’s employment agreement was effective and terminated without Cause within 12 months following a change of control or he resigned for Good Reason not within three months following a change of control on December 31, 2007, he would have received aggregate payments in the amount of $2,522,793. This amount represents payment of the annual bonus for 2007, assuming that the bonus was fully earned, continued payment of Mr. Rattner’s base salary for twelve (12) months following termination, payment by the Company for Mr. Rattner’s participation in COBRA, and the vesting of 425,000 stock options and 225,000 shares of restricted stock. Assuming that Mr. Hoyer’s employment agreement was effective and terminated without Cause within 12 months following a change of control or he resigned for Good Reason not within three months following a change of control on December 31, 2007, he would have received aggregate payments in the amount of $962,226. This amount represents payment of the annual bonus for 2007, assuming that the bonus was fully earned, continued payment of Mr. Hoyer’s base salary for twelve months following termination, payment by the Company for Mr. Hoyer’s participation in COBRA, and the vesting of 172,000 stock options and 69,000 shares of restricted stock.

The Committee believes that such termination, severance and change of control arrangements are in the best interests of the Company’s stockholders to assure the continued dedication of the CEO and CFO, notwithstanding the possibility, threat or occurrence of a termination and/or change of control. The Committee also believes that such arrangements are necessary to attract and retain executives in a competitive labor market because similar protections are typically provided by other companies with which eDiets competes for executive talent. Moreover, the methodology of providing additional compensation in the event of a termination beyond three months following a change of control, as described above, provides a retention incentive during what can often be an uncertain time for executives and provides the CEO and CFO with additional compensatory motivation to complete a transaction that the Board of Directors believes is in the best interests of eDiets and its stockholders.

Executive Benefits and Perquisites

eDiets does not provide the CEO or other named executive officers with any perquisites not provided to other executives and salaried employees. eDiets provides various benefits and compensation related programs to executives and other salaried employees which allow the Company to provide a full and comprehensive compensation package to recipients. The elements of these programs are:

•	A 401(k) Plan wherein the Company matches 25% of employee contributions. The Company’s matching contribution vests based on the employee’s years of continuous service over a period of five years;

•	Medical and dental insurance for which the Company pays a maximum of 80% of the premiums;

•	Life and accidental death and dismemberment (AD&D) insurance coverage of one time the employee’s base salary (with a maximum of $150,000) paid for by the Company; and

•	Long Term Disability and Short Term Disability insurance, again paid for by the Company.

2008 Compensation Actions

As more fully discussed at page 38 of the Proxy Statement, the Committee has recommended, and the Board has approved, subject to approval by our stockholders at the annual meeting, certain amendments to the 2004 Equity Incentive Plan, to increase the number of shares of Common Stock authorized for issuance under the 2004 Plan by 1,700,000 shares. The purpose of the amendment is to provide for additional shares of our common stock to be made available for the grant of equity compensation to key employees under the 2004 Plan.

Corporate Tax and Accounting Considerations

The Internal Revenue Code disallows corporate tax deductions for executive compensation in excess of $1 million for the Company’s CEO or the next four most highly-compensated officers of the Company. Internal Revenue Code Section 162(m) allows certain exemptions to the deduction cap, including pay programs that depend on formulas and, therefore, are “performance-based.”

The Committee considers the deductibility of compensation when reviewing and approving pay levels and pay programs, but reserves the right to award compensation that is not deductible under 162(m) if it is determined to be in the best interests of the Company and its stockholders. At the present time, the Company is not at risk of losing a deduction under 162(m) because no individual covered by the law receives compensation in excess of $1 million.

As noted above, the Company attempts to operate in a manner that maintains an appropriate cost structure. As part of this effort, eDiets regularly reviews the accounting treatment of different forms of compensation, including the forms of awards available under the 1999 and 2004 Equity Plans, to determine which forms of awards, if any, (1) serve to motivate appropriately the Company’s executive officers to enhance stockholder value and (2) enable the Company to operate within an appropriate cost structure.

COMPENSATION COMMITTEE REPORT

The Committee, comprised of independent directors, reviewed and discussed the above Compensation Discussion and Analysis (“CDA”) with the Company’s management. Based on the review and discussions, the Committee recommended to the Company’s Board of Directors that the CDA be included in the Company’s Proxy Statement.

/s/ Andrea M. Weiss (Chair)
/s/ Lee S. Isgur
/s/ Ronald Luks
/s/ Stephen Cootey

March 14, 2008

Summary Compensation Table

The following table summarizes all compensation we paid during the fiscal years ended December 31, 2007 and 2006 to our Chief Executive Officer, Chief Financial Officer and each other executive officer whose total compensation exceeded $100,000 during the fiscal year ended December 31, 2007.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($) (5)	Stock Awards ($)		Option Awards ($)(4)	All Other Compensation ($)		Total ($)
Stephen J. Rattner	2007	$284,846	$100,000	$852,750	(3)	$1,800,625	$—		$3,038,221
President (1)	2006	$140,400	$—	$—		$—	$—		$140,400

Robert T. Hamilton	2007	$225,000	$—	$—		$—	$3,875	(6)	$228,875
Chief Financial Officer (8)	2006	$221,156	$—	$269,400	(2)	$—	$3,750	(6)	$494,306

James A. Epstein	2007	$225,000	$40,000	$—		$—	$1,125	(6)	$266,125
General Counsel	2006	$221,283	$—	$89,800	(2)	$—	$130	(6)	$311,213

Terminated in 2007

Alison C. Tanner	2007	$196,442	$—	$—		$—	$3,875	(6)	$200,317
Senior Vice President of Corporate Development (7)	2006	$223,051	$—	$179,600	(2)	$—	$3,750	(6)	$406,401

(1)	Mr. Rattner joined us in May 2006 following the acquisition of Nutrio. He became President in October 2006 and Chief Executive Officer in November 2007.
(2)	Amounts represent the aggregate grant date of June 13, 2006 fair value computed in accordance with FAS 123R for the restricted stock issued to each executive officer. Assumptions used in the calculation of these amounts are included in Note 9 of our financial statements.
(3)	Amount represents the aggregate grant date of April 2, 2007 fair value computed in accordance with FAS 123R for the restricted stock issued to the named executive officer. Assumptions used in the calculation of these amounts are included in Note 9 of our financial statements.
(4)	Amount represents the aggregate grant date of April 2, 2007 and November 14, 2007 fair value computed in accordance with FAS 123R for stock options issued to the named executive officer. Assumptions used in the calculation of these amounts are included in Note 9 of our financial statements.
(5)	Amounts represent fiscal year 2007 bonus payable in form of unrestricted shares on January 2, 2008.
(6)	Amounts represent 401(k) contributions made by us on their behalf.
(7)	Ms. Tanner’s employment terminated on November 1, 2007.
(8)	Mr. Hamilton’s employment terminated on January 11, 2008.

Grants of Plan-Based Awards Table

The following table sets forth each grant of an award made to (1) our Chief Executive Officer, (2) our Chief Financial Officer and (3) our other most highly compensated executive officers whose total compensation exceeded $100,000 during the fiscal year ended December 31, 2007 under our incentive plans.

Name	Grant Date	All Other Stock Awards: Number of Shares Of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($ / Sh)
Stephen J. Rattner	04/02/07	250,000	$947,500
	04/02/07	225,000	$852,750
	11/14/07	175,000	$853,125

Outstanding Equity Awards at Fiscal Year End Table

The following table sets forth information concerning unexercised options; stock that has not vested; and equity incentive plan awards outstanding on December 31, 2007 for each of our Named Executive Officers.

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)
Name	Exercisable	Unexercisable
Stephen J. Rattner	—	250,000	$3.79	04/02/2012	—	—
	—	175,000	$4.88	04/02/2017	—	—
	—	—	—	—	225,000	$1,310,625

Robert T. Hamilton	30,000	—	$2.86	04/10/2008	—	—
	12,499	2,501	$3.05	04/10/2008	—	—
	5,359	2,680	$4.79	04/10/2008	—	—
	—	—	—	—	48,000	$279,600

James A. Epstein	30,000	—	$3.90	04/26/2014	—	—
	8,333	1,667	$3.05	03/03/2015	—	—
	4,679	2,340	$4.79	08/01/2010	—	—
	—	—	—	—	16,000	$93,200

(1)	Value is based on the fair market value of the stock at December 31, 2007, the last trading day of the fiscal year ($5.83 per share), multiplied by the number of shares that have not vested. Fair market value is calculated as the mean average of the “high” and the “low” prices on such date.

Option Exercises and Stock Vested Table

The following table shows the number of shares of common stock acquired during 2007 upon exercise of options and vested restricted shares by our Named Executive Officers.

Name	Option Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)
Robert T. Hamilton	12,000	$42,060
James A. Epstein	4,000	$14,020

(1)	Value is based on the difference between the fair market value on the date of exercise and the exercise price of the options. Fair market value is calculated as the mean average of the “high” and the “low” prices on such date.

Compensation of Directors

Under the Company’s compensation policy in 2008 for non-employee directors, upon initial appointment, non-employee directors are provided a stock option grant with an estimated grant date value of $100,000. This initial stock option grant vests annually over three years. Non-employee directors are also provided an annual retainer of $40,000 and an annual stock option grant with an estimated grant date value of $50,000. The annual retainer may be taken in the form of cash, options or restricted stock. The options and restricted stock granted as compensation for the annual retainer vest in four equal installments on the first day of each fiscal quarter following the grant. The annual stock option grant vests twelve months following the date of the grant. Non-employee directors who are members of board committees are also granted annual committee retainers in the amount of $5,000 for committee members and $15,000 for committee chairs. These annual committee retainers may be taken in the form of cash, options or restricted stock. The options and restricted stock granted as compensation for the annual committee retainers vest in four equal installments on the first day of each fiscal quarter following the grant. All options are converted from a stated cash value utilizing the Black-Scholes pricing model with a strike price equal to the fair market value of the Company’s stock on the Nasdaq exchange on the date of the grant. Fair market value is calculated as the mean average of the “high” and the “low” prices on such date. Non-employee directors are also reimbursed for expenses incurred in attending Board and committee meetings, including those for travel, food and lodging.

Director Compensation Table

The following table sets forth a summary of the compensation earned by our non-employee directors and/or paid to certain of our non-employee directors in 2007.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Option Awards ($)(2)	Total ($)
Kevin A. Richardson II (1)	—	$51,011	$80,940	$131,951

Stephen L. Cootey (1)	—	$57,386	$80,940	$138,326

Lee S. Isgur	—	—	$97,038	$97,038

Pedro N. Ortega-Dardet	$30,000	—	$57,594	$87,594

Robert L. Doretti	$30,000	—	$57,594	$87,594

Ronald Luks	—	—	$83,805	$83,805

Andrea M. Weiss	—	$53,816	$44,109	$97,925

(1)	Kevin A. Richardson II and Stephen L. Cootey’s compensation is paid to Prides Capital Partners, LLC. Mr. Richardson and Mr. Cootey joined the board on August 1, 2006 and May 19, 2006, respectively.
(2)	Amounts represent the aggregate grant date fair value computed in accordance with SFAS 123R for the non-qualified stock options and restricted shares issued to each director. Assumptions used in the calculation of these amounts are included in Note 9 of our financial statements. Mr. Cootey and Mr. Richardson’s awards are subject to variable accounting under SFAS 123R as interpreted by EITF 96-18. Assumptions used in the calculation of these amounts are included in Notes 9 and 11 of our financial statements.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

The Compensation Committee of the Board of Directors consists of Andrea Weiss (Chair), Lee Isgur, Ronald Luks and Stephen Cootey. No person serving on the Compensation Committees at any time has been an officer or employee of the Company or any of its subsidiaries.

Employment Agreements

On February 12, 2008, the Company entered into a three-year employment agreement (the “Agreement”) with Stephen J. Rattner, the Company’s President and Chief Executive Officer, which is also discussed beginning on page 21 above. Under the terms of the Agreement, Mr. Rattner is entitled to a base salary in the amount of $325,000 and may earn an annual cash bonus up to $200,000 upon the fulfillment of performance goals established by the Board. The Agreement also sets forth certain performance related conditions for the earning and vesting of restricted shares granted to Mr. Rattner. The Agreement includes confidentiality and non-compete obligations.

On March 7, 2008, the Company entered into a three-year employment agreement (the “Agreement”) with Thomas J. Hoyer, the Company’s Chief Financial Officer, which is also discussed beginning on page 21 above. Under the terms of the Agreement, Mr. Hoyer is entitled to a base salary in the amount of $250,000 and may earn an annual cash bonus up to $75,000 upon the fulfillment of performance goals established by the Board. The Agreement also sets forth certain performance related conditions for the earning and vesting of restricted shares granted to Mr. Hoyer. The Agreement includes confidentiality and non-compete obligations.

On April 26, 2005, the Company entered an employment agreement with Robert Hamilton, its former CFO. Under the terms of the agreement, Mr. Hamilton was entitled to an annual base salary of not less than $189,000. The employment agreement provided for an eighteen month term and renewal by mutual agreement unless sooner terminated for cause, death, or a change in control. The employment agreement included certain non-competition and confidentiality provisions. In September 2006, Mr. Hamilton’s agreement was amended to extend the term until October 26, 2007. Mr. Hamilton’s agreement was not subsequently renewed by the Company. Mr. Hamilton left the Company on January 11, 2008.

On May 1, 2005, the Company entered an employment agreement with Alison Tanner, its former Senior Vice President of Corporate Development. Under the terms of the agreement, Ms. Tanner was entitled to an annual base salary of not less than $189,000. The employment agreement provided for an eighteen month term and renewal by mutual agreement unless sooner terminated for cause, death, or a change in control. The employment agreement included certain non-competition and confidentiality provisions. In September 2006, Ms. Tanner’s agreement was amended to extend the term until November 1, 2007. Ms. Tanner’s agreement was not subsequently renewed by the Company. Ms. Tanner left the Company on November 2, 2007.

On June 13, 2005, the Company entered an employment agreement with James A. Epstein, its General Counsel. Under the terms of the agreement, Mr. Epstein was entitled to an annual base salary of not less than $165,000. The employment agreement provided for an eighteen month term and renewal by mutual agreement unless sooner terminated for cause, death, or a change in control. The employment agreement included certain non-competition and confidentiality provisions. In September 2006, Mr. Epstein’s agreement was amended to extend the term until December 13, 2007. Mr. Epstein’s agreement was not subsequently renewed by the Company.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth information as of December 31, 2007 about the securities authorized for issuance under our equity compensation plans, consisting of our 1999 Stock Option Plan, as amended as restated effective April 1, 2002 and our 2004 Equity Incentive Plan.

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
Equity compensation plans approved by the security holders	4,353,176	(1)	$4.45	599,264
Equity compensation plans not approved by the security holders	—		—	—
Total	4,353,176	(1)	$4.45	599,264

(1)	Includes warrants to purchase 1,188,119 shares of Common Stock issued in the first and second closing of a private placement on May 15, 2006 and August 1, 2006 and warrants to purchase 1,000,000 shares of Common Stock issued in connection with the issuance of a senior secured note on August 31, 2007.

Certain Relationships and Related Transactions

On August 31, 2007 the Company borrowed $10 million from Prides Capital Partners, LLC (“Prides”), the Company’s largest stockholder, in the form of a Senior Secured Note and accompanying agreements (“Note”). Mr. Richardson and Mr. Cootey, both directors, are members of Prides. The Note calls for semi-annual interest payments of 15% per annum. The interest can be paid in cash or in equity at the discretion of the Company. The proceeds from the Note will be used to invest in advertising to grow the business, the Company’s technology platform upgrade and for general corporate purposes. The maturity date of the Note is August 31, 2010. The Note has a conversion feature allowing Prides to exercise an option to require the Company to repay the Note at maturity through the issuance of equity at $3.29 per share. Additionally, in connection with the financing, warrants to purchase one million shares at $5.00 per share were issued to Prides. The warrants have a 10-year term and are redeemable at the option of the Company upon the occurrence of certain events. The Note places certain limitations on the Company’s ability to enter into various transactions including, in aggregate, capital leases in excess of $2 million, other forms of indebtedness in excess of $250,000, and total investments in excess of $250,000. Pursuant to the terms of the Note, the Company granted Prides a security interest in all of the Company’s equipment, inventory, accounts receivable, trademarks, copyrights, trade secrets, certain pledged equity, certain pledged debt, and certain pledged intellectual property.

The Company has a written policy regarding the review, approval or ratification of related person transactions. A related person transaction for the purposes of the policy is a transaction between the Company and one of its directors or nominees for director, executive officers or 5% shareholders, or a member of one of these persons’ immediate family, in which such person has a direct or indirect material interest and involves more than $120,000. Under this policy, related person transactions are prohibited unless the Company’s Board of Directors, or a committee designated thereby, has determined in advance that the transaction is in the Company’s best interests. In the event the Company enters into such a transaction without board approval, the Board of Directors must promptly review its terms and may ratify the transaction if it determines it is appropriate.

Governance Committee Interlocks and Insider Participation

No person serving on the Governance or Compensation Committees at any time during fiscal year 2007 was a present or former officer or employee of the Company or any of our subsidiaries during that year. During 2007, no executive officer of the Company served as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any other entity that had an executive officer serving on our Board of Directors or Governance or Compensation Committees.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors and persons who own more than 10% of a registered class of the Company’s equity securities (“reporting persons”) to file certain reports of ownership and changes in their ownership of the Company's equity securities with the SEC.

As of the date of this report, based on a review of the copies of the forms received, the Company believes that all directors, officers and beneficial holders of more than 10% of the Company's equity securities timely filed all reports required by Section 16(a) of the Securities Exchange Act of 1934 during the fiscal year ended December 31, 2007.

Comparative Stock Performance Graph

The following graph and table compare the period commencing December 31, 2002 and ending December 31, 2007. For the period December 31, 2002 through February 16, 2004, eDiets.com traded over the counter under the ticker symbol EDET. Effective February 17, 2004, eDiets.com began trading on the NASDAQ Capital Market under the ticker symbol DIET. The annual change in the cumulative total return on the company’s common stock, the NASDAQ Composite Index, and the Russell 2000 Index assumes an investment of $100 on December 31, 2002 (at the market close) and the reinvestment of any dividends. Thus, the chart and table depict ‘return of investment’ values. To determine ‘return on investment’ the reader should deduct 100 from each of the values depicted in the chart and the table. Any negative ‘return on investment’ values computed would represent the loss of principal.

	2002	2003	2004	2005	2006	2007
eDiets.com, Inc	100.00	410.67	296.67	408.00	258.67	393.33
NASDAQ Composite Index	100.00	150.01	162.89	165.13	180.85	198.60
Russell 2000 Index	100.00	145.37	170.08	175.74	205.61	199.96

Solicitation of Proxies

The cost of soliciting the proxies will be paid by the Company. Directors, officers and employees of the Company may solicit proxies in person, or by mail, telephone or telegraph, but no such person will be specifically compensated for such services. The Company will request banks, brokers and other nominees to forward proxy materials to beneficial owners of stock held of record by them and will reimburse them for their reasonable out-of-pocket expenses in so doing.

Stockholder Proposals

In order to be eligible for inclusion in the Company's proxy material for the 2009 Annual Meeting of Stockholders, stockholders’ proposals to take action at such meeting must comply with applicable SEC rules and regulations, must be directed to the Secretary of the Company at its offices set forth on page 1 of this proxy statement, and must be received by the Company not later than November 19, 2008.

If a stockholder intends to present a proposal at the 2009 Annual Meeting of Stockholders, but has not sought the inclusion of such proposal in the Company’s proxy material, the proposal must be received by the Company on or before January 15, 2009, or the Company’s management proxies for the 2009 Annual Meeting of Stockholders will be entitled to use their discretionary voting authority if the proposal is then raised at the Meeting, without any discussion of the matter in the Company’s proxy material.

Miscellaneous

A copy of the Company's 2007 Annual Report on Form 10-K is being made available with this proxy statement but is not to be regarded as proxy solicitation material.

Some banks, brokers and other nominee record holders may be participating in the practice of “house-holding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you write us at 1000 Corporate Drive, Suite 600, Fort Lauderdale, FL 33334, Attention: Secretary. If you wish to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address.

PROPOSAL 2

APPROVAL OF AMENDMENTS TO THE 2004 EQUITY INCENTIVE PLAN

Proposed Amendment

The Compensation Committee has recommended, and the Board of Directors has approved, subject to approval by the Company’s stockholders at the Meeting, certain amendments to the 2004 Equity Incentive Plan (the “Plan”), to increase the number of shares of Common Stock authorized for issuance under the Plan by 1,700,000 shares. The purpose of the amendment is to provide for additional shares of Common Stock to be made available for the grant of equity compensation to executives and key employees under the Plan. The new shares are vital to implementing the Company’s compensatory objectives of attracting entrepreneurial talent, emphasizing equity over cash compensation and aligning the long-term interests of senior executives and key employees with the Company’s stockholders.

Stockholders are being asked to approve the amendment in order to satisfy rules and regulations of Nasdaq relating to equity compensation, to qualify compensation under the Plan as performance-based for purposes of Section 162(m) of the Code, and to qualify options for treatment as incentive stock options for purposes of Section 422 of the Code in the event the Compensation Committee decides to grant incentive stock options in the future. If stockholders do not approve the amendment to the Plan to increase the number of shares of Common Stock authorized for issuance under the Plan, the Compensation Committee and the Board of Directors will reconsider the amendment to the Plan and the current plan prior to such proposed amendment will remain in effect.

In order to facilitate approval of the amendment to the Plan to increase the number of shares of Common Stock authorized for issuance under the Plan by 1,700,000 and to address potential stockholder concerns regarding the proposed amendment and the Company’s practices regarding the grant of stock and options under all of the Company’s equity compensation plans, the Board of Directors, upon recommendation of the Compensation Committee and subject to the approval of stockholders, amended the Plan as follows:

•

affirmatively prohibit the “repricing” of stock options without the approval of stockholders, except in the event of an acquisition, merger or consolidation (as reflected in Sections 4.2 and 9.2 of the Plan);

•	eliminated the granting of discount stock options (as reflected in Sections 1.10 and 4.2 of the Plan);

•	eliminated the ability of optionees to delay payment at exercise (as reflected in Section 5.2(d)(i) of the Plan);

•	eliminated the “immaculate cashless exercise” provision (as reflected in Section 5.2(d)(iii) of the Plan);

•	eliminated the ability of optionees to pay the exercise price of stock option with property (as reflected in Section 5.2(d)(iv) of the Plan); and

•	eliminated the ability of optionees to pay the exercise price of stock option with promissory notes (as reflected in Section 5.2(d)(iv) of the Plan).

The complete copy of the Plan, as amended (the “Amended Plan”) is attached to this Proxy Statement as an Appendix “A.”

Summary of the 2004 Equity Incentive Plan Features

The following summary of the material features of the Amended Plan is qualified in its entirety by the full text of the Amended Plan that appears as Appendix “A” to this Proxy Statement.

General Summary

The purpose of the Amended Plan is to advance the interests of the Company by providing for the grant of stock-based and other incentive awards to key employees and key non-employees of the Company. The Amended Plan will become effective on the date of its approval by the stockholders and will terminate on the date of the annual meeting of the Board of Directors immediately following the tenth (10th) anniversary of the Board’s adoption of the original Plan, which occurred on November 4, 2004. The Amended Plan is administered by the Compensation Committee of the Board of Directors (“the Committee”).

The Amended Plan provides for the grant of stock options (both non-statutory options or “NSOs” and, in the case of employees, incentive stock options or “ISOs”), stock appreciation rights (“SARs”), restricted stock, deferred stock and unrestricted stock. Unless otherwise determined by the Committee, awards may not be transferred except by will or by the laws of descent and distribution.

Number of Shares.

A maximum of 3,200,000 shares of Common Stock may be delivered in satisfaction of awards made under the Amended Plan. The maximum number of shares of Common Stock that may be issued pursuant to the exercise of ISOs, and the maximum number of shares of Common Stock that may be issued pursuant to the exercise of NSOs, will each be 800,000. The maximum number of shares of Common Stock for which stock options may be granted to any person in any calendar year, and the maximum number of shares of Common Stock subject to SARs granted to any person in any calendar year, will each be 800,000. The maximum benefit that will be paid to any person under other awards in any calendar year will be 450,000 shares. In the event of a stock dividend, stock split or other change in the Company’s capital structure, or a distribution to stockholders other than normal cash dividends, the Committee will make appropriate adjustments to the limits described above and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to and available for awards, any exercise prices relating to awards and any other provisions of awards affected by the change. The Committee may also make similar adjustments in response to any other event, as the Committee deems appropriate, to avoid distortion in the operation of the Amended Plan.

The share limitations described above are in addition to the limitation on the number of shares available for awards under the Amended Plan.

The additional number of shares that may be issued under the Amended Plan represents approximately 7% of the total number of shares of the Common Stock outstanding on February 26, 2008. Approximately 57,668 shares remain issuable in connection with outstanding awards under prior Company plans.

Administration of the Amended Plan.

The Amended Plan is administered by the Committee. The Committee’s members are required to satisfy applicable requirements for independence. The Committee will have full authority to determine who will receive awards and to determine the types of awards to be granted as well as the amounts, terms, and conditions of any awards. The Committee will determine any questions that may arise regarding the interpretation and application of the provisions of the Amended Plan and to make, administer and interpret such rules and regulations as it deems necessary or advisable. The Committee’s determinations are conclusive and bind all parties.

Eligibility.

Participation in the Amended Plan is limited to the Company’s key employees and to key non-employees (other persons or entities including consultants and non-Employee directors of the Company who, in the opinion of the Committee, are in a position to make a significant contribution to the success of the Company).

Stock Options.

Each stock option awarded under the Amended Plan will be a non-ISO unless expressly designated as an ISO at the time of the grant. The exercise price of stock options granted under the Amended Plan will be determined by the Committee, but may not be less than 100% of the fair market value of the Common Stock subject to the option, determined at the time the option is granted. The term of any option granted under the Amended Plan may not exceed ten years. Options will be exercisable at such time or times and on such conditions as the Committee specifies.

Stock Appreciation Rights.

SARs may be granted either in tandem with or independent of stock options. Each SAR entitles the holder of the SAR, in general, to receive upon exercise the excess of the fair market value of the underlying Common Stock at the time of exercise over the fair market value of the Common Stock on the date the SAR was granted. The Committee may also grant SARs that implement other bases for Common Stock value comparison including, but not limited to, comparisons to stock indices.

Restricted Stock Awards; Unrestricted Stock.

The Amended Plan provides for awards of nontransferable shares of Common Stock subject to repurchase or forfeiture. The minimum period that restrictions must remain in place is three years unless the restricted Common Stock is also subject to performance restrictions, in which case the minimum period is one year. The Amended Plan prohibits the Committee from waiving these restriction periods. Restricted Common Stock is subject to repurchase by the Company at the original purchase price (or forfeiture to the Company, if no cash was paid) if the grantee of the restricted Common Stock ceases to be affiliated with the Company before the restrictions lapse. The Committee may, at the time any other award is granted, provide that any or all the Common Stock delivered pursuant to an award will be restricted Common Stock. The Amended Plan also provides for awards of unrestricted stock, but no more than 90,000 shares of unrestricted stock in the aggregate may be granted at less than fair market value or not in lieu of cash compensation equal to fair market value.

Deferred Stock.

The Amended Plan provides for deferred grants entitling the recipient to receive Common Stock upon the satisfaction of conditions determined by the Committee in its discretion. The Committee may, in its discretion, accelerate the time at which all or any part of the Common Stock will be delivered. A deferred stock award that is not granted in lieu of cash compensation will vest not more rapidly than ratably over a three-year period unless the award is also subject to performance restrictions, in which case the minimum vesting period will be one year.

Performance Awards.

Any award under the Amended Plan may be made subject to the satisfaction of performance criteria specified by the Committee. In the case of performance awards intended to qualify for exemption under Internal Revenue Code Section 162(m), the Committee will use objectively determinable measures of performance in accordance with Section 162(m) that are based on any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. Any performance criterion based on performance over time will be determined by reference to a period of at least one year. The Committee will determine whether the performance criteria that have been chosen for a particular performance award have been met.

Termination of Affiliation with Company: Effect on Stock Options and SARs.

Except as otherwise determined by the Committee, if a participant in the Amended Plan dies, any options or SARs owned by the participant will, to the extent exercisable on the date of death, remain exercisable for a one-year period, provided that no such option or SAR will be exercisable beyond the end of its original term. In addition, and except as otherwise determined by the Committee, if a participant’s affiliation with the Company ends because of the participant’s retirement after attaining the age of 55 or total and permanent disability, then any options or SARs held by the participant that were exercisable at the time of retirement may be exercised by the participant at any time in accordance with the original terms of the options or SARs. Finally, and except as otherwise determined by the Committee, if a participant’s employment (or other applicable affiliation with the Company) terminates for any reason other than death or retirement, options and SARs that were exercisable at the time the participant ceased to be affiliated with the Company will remain exercisable for three months, provided that (i) under no circumstances will any option or SAR be extended beyond its original term; and (ii) in the case of termination of the participant for cause, the Committee may elect to terminate any options or SARs immediately. In all cases, options and SARs that are not exercisable on the date of termination will terminate on that date.

Termination of Affiliation with the Company: Effect on Restricted and Deferred Stock.

Except as otherwise determined by the Committee, upon termination of a participant’s affiliation with the Company for any reason, all shares of Common Stock subject to continuing restrictions will be repurchased by the Company at the price originally paid for them. Deferred Common Stock awards to which the participant did not become irrevocably entitled prior to the termination of the participant’s affiliation with the Company will be forfeited upon termination of the affiliation.

Effect of Certain Mergers, Consolidations, Etc.

In the case of certain mergers, consolidations or similar transactions in which a majority of the Company’s stock or all or substantially all of its assets are acquired, or in the case of a dissolution or liquidation of the Company, the Committee may, in its discretion, make stock options and SARs immediately exercisable, remove restrictions on shares of restricted Common Stock, waive conditions on any deferred awards of Common Stock and remove any performance or other conditions on any award. In addition, the Committee may, under such circumstances, provide for replacement awards for certain participants.

Amendment of Amended Plan.

The Committee may amend the Amended Plan or any outstanding award for any purpose that may at the time be permitted by law, and may at any time terminate the Amended Plan as to any future grants of awards. The Committee may not, without the approval of the stockholders of the Company, effectuate a change to the Amended Plan (i) for which stockholder approval is required in order for the Amended Plan to continue to qualify for the award of ISOs under Section 422 of the Code or for the award of performance-based compensation under Internal Revenue Code Section 162(m); or (ii) if the change would increase the aggregate number of shares of Common Stock that may be delivered under the Amended Plan, or change the class of persons or entities that qualify as participants under the Amended Plan.

Federal Income Tax Consequences

The following discussion summarizes certain federal income tax consequences under the Internal Revenue Code (“the Code”) of the issuance and receipt of options under the Amended Plan.

Incentive Stock Options.

In general, an optionee realizes no taxable income upon the grant or exercise of an ISO, although the exercise of an ISO may result in an alternative minimum tax liability. With certain exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the optionee (with a corresponding deduction available to the Company) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which the Company is not entitled to a deduction. If the optionee does not dispose of the shares until after the expiration of these one-and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which the Company is not entitled to a deduction.

Non-statutory Options.

In general, in the case of an NSO, the optionee has no taxable income at the time of grant but realizes income in connection with exercise of the option in an amount equal to the excess (at time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price; a corresponding deduction is available to the Company; and upon a subsequent sale or exchange of the shares, any recognized gain or loss after the date of exercise is treated as capital gain or loss for which the Company is not entitled to a deduction.

In general, an ISO that is exercised more than three months after termination of employment (other than termination by reason of death) is treated as an NSO. ISOs are also treated as non-statutory options to the extent they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of $100,000.

The foregoing summary assumes that stock options are exercised for substantially vested stock. Where a stock option is exercised for Restricted Stock, as is permitted by the Amended Plan, the tax treatment will differ from the treatment summarized above. In general, a participant who exercises an NSO for Restricted Stock will have income taxable at ordinary income rates only when the stock vests, in an amount equal to the fair market value of the stock at time of vesting less the exercise price. However, the participant may make a special election to have the income measured and taken into account, instead, at time of exercise. In either case, a corresponding deduction will be available to the Company. In the case of a participant who exercises an ISO for Restricted Stock, the determination of “alternative minimum taxable income” (relevant in determining whether an alternative minimum tax must be paid) will follow rules similar to the rules for determining ordinary income in the case of the exercise of an NSO. For regular income tax purposes, the exercise of an ISO for Restricted Stock will be treated the same as the exercise of an ISO for substantially vested stock, provided that the shares are held for the requisite one-year and two-year holding periods described above. It is unclear how an earlier disposition of the shares would affect the measurement of a participant’s ordinary income in the case of an ISO exercised for Restricted Stock.

The vesting or accelerated exercisability of awards in connection with a change in control of the Company may be required to be valued and taken into account under the Code in determining whether participants have received compensatory payments, contingent on the change in control, in excess of certain limits. If these limits are exceeded, a substantial portion of amounts payable to the participant, payments associated with the grant, vesting or exercise of awards under the Amended Plan, may be subject to an additional 20% federal tax and may be nondeductible to the Company.

The Code also limits to $1 million the deduction the Company may claim for compensation paid annually to any of its top five officers, subject to a number of exceptions. The deduction limitation rules provide an exemption for compensation attributable to the exercise of non-discounted stock options that satisfy certain requirements. Stock options awarded under the Amended Plan are intended to qualify for this exemption.

Stock Appreciation Rights

Any income paid to a person with respect to a SAR will be treated as compensation and taxed at ordinary income rates. The Company generally should be entitled to a corresponding deduction for federal income tax purposes when such person recognizes compensation income.

Stock Awards

Persons receiving Common Stock pursuant to an Award generally will recognize compensation income equal to the fair market value of the shares received, reduced by any purchase price paid. Such compensation income will be taxed at ordinary income rates. The Company generally should be entitled to a corresponding deduction for federal income tax purposes when such person recognizes compensation income. When such Common Stock is sold, the seller generally will recognized capital gain or loss equal to the difference between the amount realized upon the sale and the seller's adjusted tax basis in the Common Stock (generally, the amount that the seller paid for such stock plus the amount taxed to the seller as compensation income). Special rules apply if the Common Stock acquired pursuant to an Award is subject to vesting, or is subject to restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders. Deferred Stock issued pursuant to an Award may also be subject to special rules.

The table below shows, as to the named executive officers and other individuals and groups indicated, the number of shares of Common Stock subject to grants (whether or not previously exercised) under the 2004 Equity Incentive Plan since its inception through February 26, 2008.

Name	Grant Date	Number of Securities Underlying Stock Options (#)	Number of Shares or Units of Stock (#)
Stephen J. Rattner	04/02/07	250,000	225,000
	01/02/08	25,000	16,584

Robert T. Hamilton	06/13/06	—	60,000

James A. Epstein	06/13/06	—	20,000
	01/02/08	16,000	6,633

Alison C. Tanner	06/13/06	—	40,000

Employees	06/13/06	—	30,000
	04/02/07	280,000	—
	01/02/08	—	22,664

Directors	2004-2006	—	22,663
	04/02/07	203,047	36,939
	10/02/07	12,826	—
	01/02/08	177,969	15,754

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth information as of February 26, 2008 about the securities authorized for issuance under the Company’s equity compensation plans, consisting of the Company’s 1999 Stock Option Plan, as amended and restated effective April 1, 2002 and the 2004 Equity Incentive Plan.

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
Equity compensation plans approved by the security holders	4,741,685	(1)	$4.61	144,589
Equity compensation plans not approved by the security holders	—		—	—
Total	4,741,685	(1)	$4.61	144,589

(1)	Includes warrants to purchase 1,188,119 shares of Common Stock issued in the first and second closing of a private placement on May 15, 2006 and August 1, 2006 and warrants to purchase 1,000,000 shares of Common Stock issued in connection with the issuance of a senior secured note on August 31, 2007.

The Board of Directors unanimously recommends a vote “FOR” the approval of the amendments to the 2004 Equity Incentive Plan.

APPENDIX “A”

eDiets.com, Inc.

EQUITY INCENTIVE PLAN

The purpose of this Equity Incentive Plan (the “Plan”) is to advance the interests of eDiets.com, Inc. by enhancing its ability to attract and retain employees and other persons who can make significant contributions to the success of the Company through ownership of shares of the Company's common stock.

The Plan is intended to accomplish this goal by enabling the Company to grant Awards in the form of options, stock appreciation rights, restricted stock awards, deferred stock awards, unrestricted stock, performance awards, or combinations thereof, as described in greater detail below.

ARTICLE I

DEFINITIONS

1.1 General. Wherever the following terms are used in this Plan they shall have the meaning specified below, unless the context clearly indicates otherwise.

1.2 Award. “Award” shall mean the grant of an option, deferred stock, restricted stock, unrestricted stock, performance award, stock appreciation right or any combination thereof pursuant to this Plan.

1.3 Award Limit. “Award Limit” shall mean three million two hundred thousand (3,200,000) shares of common stock.

1.4 Board. “Board” shall mean the Board of Directors of the Company.

1.5 Code. “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

1.6 Committee. “Committee” shall mean the Committee to which the Board delegates the power to act under or pursuant to the provisions of the Plan, or the Board if no Committee is selected. If the Board delegates powers to a Committee, and if the Company is or becomes subject to Section 16 of the Exchange Act, then, if necessary for compliance therewith, such Committee shall consist initially of not less than two (2) members of the Board, each member of which must be a “Non-Employee Board Member” within the meaning of the applicable rules promulgated pursuant to the Exchange Act. The failure of any Committee members to qualify as a “Non-Employee Board Member” shall not otherwise affect the validity of an Award. If the Company is or becomes subject to Section 16 of the Exchange Act, no member of the Committee shall receive any Award pursuant to the Plan or any similar plan of the Company or any affiliate while serving on the Committee unless the Board determines that the grant of such Award satisfies the then current Rule 16b-3 requirements under the Exchange Act.

Notwithstanding anything herein to the contrary, and insofar as the Board determines that it is necessary in order for compensation recognized by Participants pursuant to the Plan to be fully deductible to the Company for federal income tax purposes, each member of the Committee also shall be an “outside director” (as defined in regulations or other guidance issued by the Internal Revenue Service under Code Section 162(m)).

1.7 Company. “Company” shall mean eDiets.com, Inc., a Delaware corporation, and includes any successor or assignee corporation or corporations into which the Company may be merged, changed, or consolidated; any corporation for whose securities the securities of the Company shall be exchanged; and any assignee of or successor to substantially all of the assets of the Company.

1.8 Disability or Disable. “Disability or Disabled” shall mean permanent and total disability as defined in Section 22(e)(3) of the Code.

1.9 Exchange Act. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

1.10 Fair Market Value. “Fair Market Value” of a share of common stock as of a given date shall be (i) the closing price of a share of common stock on such date on the principal exchange on which shares of common stock are then trading, if any, or if shares were not traded on such date, then on the closest preceding date on which a trade occurred, or (ii) if the common stock is not traded on an exchange, the closing price for the common stock on such date as reported by NASDAQ or, if NASDAQ is not then in existence, by its successor quotation system; or (iii) if the common stock is not publicly traded, the Fair Market Value of a share of common stock on such date as established by the Committee acting in good faith.

1.11 Key Employee. “Key Employee” shall mean an employee of the Company or of an affiliate (including, without limitation, an employee who also is serving as an officer or director of the Company or of an affiliate), designated by the Board or the Committee as being eligible to be granted one or more options under the Plan.

1.12 Key Non-Employee. “Key Non-Employee” shall mean a Non-Employee Board Member, consultant, or independent contractor of the Company or of an affiliate who is designated by the Board or the Committee as being eligible to be granted one or more options under the Plan.

1.13 Non-Employee Board Member. “Non-Employee Board Member” shall mean a director of the Company who is not an employee of the Company or any of its affiliates. For purposes of this Plan, a Non-Employee Board Member shall be deemed to include the employer of such Non-Employee Board Member, if the Non-Employee Board Member is so required, as a condition of his employment, to provide that any option granted hereunder be made to the employer.

1.14 Participant. “Participant” shall mean a Key Employee or a Key Non-Employee to whom an award is granted under the Plan.

1.15 Plan. “Plan” shall mean this Equity Compensation Plan, as amended from time to time.

1.16 Shares. “Shares” shall mean the following shares of the capital stock of the Company as to which Awards have been or may be granted under the Plan; treasury shares or authorized but unissued common stock $.001 par value, or any share of capital stock into which the shares are changed or for which they are exchanged within the provision of the Plan.

1.17 Rule 16b-3. “Rule 16b-3” shall mean that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.

1.18 Termination of Directorship. “Termination of Directorship” shall mean the time when an optionee who is an independent director ceases to be a director for any reason, including, but not by way of limitation, a termination by resignation, failure to be elected, death or retirement. The Board, in its sole and absolute discretion, shall determine the effect of all matters and questions relating to Termination of Directorship.

1.19 Termination of Employment. “Termination of Employment” shall mean the time when the employee-employer relationship between the optionee, grantee or restricted stockholder and the Company is terminated for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, disability or retirement; but excluding (i) terminations where there is a simultaneous reemployment, continuing employment or retention as a consultant or advisor of an optionee, grantee or restricted stockholder by the Company, (ii) at the discretion of the Committee, terminations which result in a temporary severance of the employee-employer relationship, and (iii) at the discretion of the Committee, terminations which are followed by the simultaneous establishment of a consulting relationship by the Company with the former employee. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for good cause, and all questions of whether particular leaves of absence constitute Terminations of Employment; provided, however, that, with respect to "incentive stock options", a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Employment if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purpose of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section. Notwithstanding any other provision of this Plan, the Company has an absolute and unrestricted right to terminate an employee’s employment at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.

ARTICLE II

SHARES SUBJECT TO PLAN

2.1 Shares Subject to Plan.

(a) The shares of stock subject to options, awards of restricted stock, performance awards, awards of deferred stock, unrestricted stock or stock appreciation rights shall be the Company’s common stock, $.001 par value. The aggregate number of such shares which may be issued upon exercise of such options or rights or upon any such awards under the Plan shall not exceed three million two hundred thousand (3,200,000), subject to adjustment as provided in Section 10.3. The shares of common stock issuable upon exercise of such options or rights or upon any such awards may be either previously authorized but unissued shares or treasury shares.

(b) The maximum number of shares which may be subject to options or stock appreciation rights granted under the Plan to any individual in any calendar year shall not exceed the limitations set forth in this subsection 2.1(b) as follows:

(i) Subject to adjustment as provided in Section 10.3, the maximum number of shares of stock as to which options may be granted to any Participant in any one calendar year shall be 800,000 and the maximum number of shares of stock subject to SARs granted to any Participant in any one calendar year shall also be 800,000. These limits shall be construed and applied in a manner that is consistent with the rules under Section 162(m) of the Code.

(ii) Subject to adjustment as provided in Section 10.3, the maximum number of shares of stock subject to performance awards granted to any Participant in any one calendar year shall be 450,000. This limit shall be construed and applied in a manner that is consistent with the rules under Section 162(m) of the Code.

(iii) Subject to adjustment as provided in Section 10.3, the maximum number of shares of Stock that may be issued, in the aggregate, pursuant to the exercise of Options that do not qualify as “incentive stock options” under Section 422(b) of the Code (“non-ISOs”) shall be 800,000 and the maximum number of shares of Stock that may be issued, in the aggregate, pursuant to the exercise of stock options that qualify as “incentive stock options” (“ISOs”) shall also be 800,000; provided, that the foregoing maximum limits shall not be construed to permit more than the maximum number of shares described at (a) above (as the same may be adjusted as provided in Section 10.3) to be issued in the aggregate pursuant to all Awards.

(c) To the extent required by Section 162(m) of the Code, shares subject to options which are canceled shall continue to be counted against the Award Limit and if, after grant of an option, the price of shares subject to such option is reduced, the transaction shall be treated as a cancellation of the option and a grant of a new option and both the option deemed to be canceled and the option deemed to be granted shall be counted against the Award Limit. Furthermore, to the extent required by Section 162(m) of the Code, if, after grant of a stock appreciation right, the base amount on which stock appreciation is calculated is reduced to reflect a reduction in the Fair Market Value of the Company’s common stock, the transaction shall be treated as a cancellation of the stock appreciation right and a grant of a new stock appreciation right and both the stock appreciation right deemed to be canceled and the stock appreciation right deemed to be granted shall be counted against the Award Limit.

2.2 Unexercised options and Other Rights. Consistent with the provisions of Section 162(m) of the Code, as from time to time applicable, to the extent that (i) an option expires or is otherwise terminated without being exercised, or (ii) any shares of stock subject to any restricted stock, deferred stock or performance award granted hereunder are forfeited, such shares shall again be available for issuance in connection with future awards under the Plan. If any shares of stock have been pledged as collateral for indebtedness incurred by a Participant in connection with the exercise of an option and such shares are returned to the Company in satisfaction of such indebtedness, such shares shall again be available for issuance in connection with future awards under the Plan.

ARTICLE III

GRANTING OF OPTIONS

3.1 Eligibility. Any officer, employee, consultant, advisor or director shall be eligible to be granted an option.

3.2 Granting of options.

(a) The Committee shall from time to time, in its absolute discretion:

(i) Select which Participants shall be granted options;

(ii) Subject to the Award Limit, determine the number of shares subject to such options;

(iii) Determine whether such options are to be incentive stock options or non-qualified stock options and whether such options are to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code; and

(iv) Determine the terms and conditions of such options, consistent with this Plan; provided, however, that the terms and conditions of options intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall include, but not be limited to, such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code.

(b) The Committee shall instruct the secretary of the Company to issue such options and may impose such conditions on the grant of such options as it deems appropriate, including substitution or replacement of awards, cancellation and replacement or other adjustments to the Award, including but not limited to the strike price. Without limiting the generality of the preceding sentence, the Committee may, in its discretion and on such terms as it deems appropriate, require as a condition on the grant of an option that the optionee surrender for cancellation some or all of the unexercised options, awards of restricted stock, deferred stock, performance awards, stock appreciation rights, or unrestricted stock or other rights which have been previously granted to him under this Plan or otherwise. An option, the grant of which is conditioned upon such surrender, may have an option price lower (or higher) than the exercise price of such surrendered option or other award, may cover the same (or a lesser or greater) number of shares as such surrendered option or other award, may contain such other terms as the Committee deems appropriate, and shall be exercisable in accordance with its terms, without regard to the number of shares, price, exercise period or any other term or condition of such surrendered option or other award.

3.3 Special Rules Applicable to incentive stock options.

(a) No person may be granted an incentive stock option under this Plan if such person, at the time the incentive stock option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company unless such incentive stock option conforms to the applicable provisions of Section 422 of the Code.

(b) No incentive stock option shall be granted unless such option, when granted, qualifies as an “incentive stock option” under Section 422 of the Code. No incentive stock option shall be granted to any person who is not an employee.

(c) Any incentive stock option granted under this Plan may be modified by the Committee to disqualify such option from treatment as an “incentive stock option” under Section 422 of the Code.

(d) To the extent that the aggregate Fair Market Value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by an optionee during any calendar year (under the Plan and all other incentive stock option plans of the Company) exceeds $100,000, such options shall be treated as non-qualified options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking options into account in the order in which they were granted. For purposes of this Section 3.3(d), the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted.

ARTICLE IV

TERMS OF OPTIONS

4.1 Option Agreement. Each option shall be evidenced by a written stock option agreement, which shall be executed by the optionee and an authorized officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with this Plan. Stock option agreements evidencing options intended to qualify as performance-based compensation as described in Section l62(m)(4)(C) of the Code shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code. Stock option agreements evidencing incentive stock options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

4.2 Option Price. The price per share of the shares subject to each option shall be set by the Committee; provided, however, that such price shall be no less than 100% of the Fair Market Value of a share of common stock on the date the option is granted (110% of the Fair Market Value of a share of common stock on the date such option is granted in the case of an individual then owning (within the meaning of Section 424( d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company). Notwithstanding the foregoing, to the extent that options are granted under the Plan as a result of the Company’s assumption or substitution of options issued by any acquired, merged or consolidated entity, the exercise price for such options shall be the price determined by the Committee pursuant to the conversion terms applicable to the transaction. After an option is granted, the exercise price shall not be reduced.

4.3 Option Term. The term of an option shall be set by the Committee in its discretion; provided, however, that, in the case of incentive stock options, the term shall not be more than ten (10) years from the date the incentive stock option is granted, or five (5) years from such date if the incentive stock option is granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company.

4.4 Option Vesting and Exercisability. Stock options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant. The Committee may provide, in its discretion, that any stock option shall be exercisable only in installments, and the Committee may waive such installment exercise provisions at any time in whole or in part based on such factors as the Committee may determine, in its sole discretion, including but not limited to in connection with any “change in control” of the Company, as defined in any stock option agreement.

ARTICLE V

EXERCISE OF OPTIONS

5.1 Partial Exercise. An exercisable option may be exercised in whole or in part. However, an option shall not be exercisable with respect to fractional shares and the Committee may require that, by the terms of the option, a partial exercise be with respect to a minimum number of shares.

5.2 Manner of Exercise. All or a portion of an exercisable option shall be deemed exercised upon delivery of all of the following to the secretary of the Company or the secretary’s office:

(a) A written notice complying with the applicable rules established by the Committee stating that the option, or a portion thereof, is to be exercised. The notice shall be signed by the optionee or other person then entitled to exercise the option or such portion;

(b) Such representations and documents as the Committee, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, as amended, and any other federal or state securities laws or regulations. The Committee may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

(c) In the event that the option shall be exercised pursuant to Section 10.1 by any person or persons other than the optionee, appropriate proof of the right of such person or persons to exercise the option; and

(d) Full cash payment to the secretary of the Company for the shares with respect to which the option, or portion thereof, is exercised. However, at the discretion of the Committee, the terms of the option may allow payment, in whole or in part, through the delivery of shares of common stock owned by the optionee for at least six months prior to the date of delivery, duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the option or exercised portion thereof. In the case of a promissory note, the Committee may also prescribe the form of such note, the security to be given for such note and the rate of interest, if any, that the note shall bear. The option may not be exercised, however, by delivery of a promissory note or by a loan from the Company when or where such loan or other extension of credit is prohibited by law, and any such note or loan shall comply with all applicable laws, regulations and rules of the Board of Governors of the Federal Reserve System and any other governmental agency having jurisdiction.

5.3 Conditions to Issuance of Stock Certificate. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of any option or portion thereof prior to fulfillment of all of the following conditions:

(a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed;

(b) The completion of any registration or other qualification of such shares under any state or federal law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Committee shall, in its absolute discretion, deem necessary or advisable;

(c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable;

(d) The lapse of such reasonable period of time following the exercise of the option as the Committee may establish from time to time for reasons of administrative convenience; and

(e) The receipt by the Company of full payment for such shares, including payment of any applicable withholding tax.

5.4 Rights as Stockholders. The holders of options shall not be, nor have any of the rights or privileges of, stockholders of the Company in respect of any shares purchasable upon the exercise of an option unless and until certificates representing such shares have been issued by the Company to such holders.

5.5 Ownership and Transfer Restrictions. The Committee, in its absolute discretion, may impose such restrictions on the ownership and transferability of the shares purchasable upon the exercise of an option as it deems appropriate. Any such restriction shall be set forth in the respective stock option agreement and may be referred to on the certificates evidencing such shares. The Committee may require the optionee to give the Company prompt notice of any disposition of shares of common stock acquired by exercise of an incentive stock option within (i) two years from the date the option was granted or (ii) one year after the transfer of such shares to the optionee. The Committee may direct that the certificates evidencing shares acquired by exercise of an option refer to such requirement to be given prompt notice of disposition.

ARTICLE VI

AWARD OF RESTRICTED STOCK

6.1 Award of Restricted Stock.

(a) The Committee shall from time to time, in its absolute discretion, select which Participants shall be awarded restricted stock, and determine the purchase price, if any, and other terms and conditions applicable to such restricted stock, consistent with this Plan.

(b) The Committee shall establish the purchase price, if any, and form of payment for restricted stock, including any consideration required by applicable law. The Committee shall instruct the secretary of the Company to issue such restricted stock and may impose such conditions on the issuance of such restricted stock as it deems appropriate.

6.2 Restricted Stock Agreement. Restricted stock shall be issued only pursuant to a written restricted stock agreement, which shall be executed by the selected Key Employee or consultant and an authorized officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with this Plan.

6.3 Rights as Stockholders. Upon delivery of the shares of restricted stock to the escrow holder pursuant to Section 6.5, the restricted stockholder shall have, unless otherwise provided by the Committee, all the rights of a stockholder with respect to said shares, subject to the restrictions in the restricted stockholder’s restricted stock agreement, including the right to receive all dividends and other distributions paid or made with respect to the shares; provided, however, that in the discretion of the Committee, any extraordinary distributions with respect to the common stock shall be subject to the restrictions set forth in Section 6.4.

6.4 Restriction. All shares of restricted stock issued under this Plan (including any shares received by holders thereof with respect to shares of restricted stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of each individual restricted stock agreement, be subject to such restrictions as the Committee shall provide, which restrictions may include, without limitation, restrictions concerning voting rights and transferability and restrictions based on duration of employment with the Company, Company performance and individual performance; provided, however, that by a resolution adopted after the restricted stock is issued, the Committee may, on such terms and conditions as it may determine to be appropriate, remove any or all of the restrictions imposed by the terms of the restricted stock agreement. Restricted stock may not be sold or encumbered until all restrictions are terminated or expire.

6.5 Escrow. The Secretary of the Company or such other escrow holder as the Committee may appoint shall retain physical custody of each certificate representing restricted stock until all of the restrictions imposed under the restricted stock agreement with respect to the shares evidenced by such certificate expire or shall have been removed.

6.6 Legend. In order to enforce the restrictions imposed upon shares of restricted stock hereunder, the Committee shall cause a legend or legends to be placed on certificates representing all shares of restricted stock that are still subject to restrictions under restricted stock agreements, which legend or legends shall make appropriate reference to the conditions imposed thereby.

ARTICLE VII

PERFORMANCE AWARDS, DEFERRED STOCK, UNRESTRICTED STOCK

7.1 Performance Awards.

(a) Any Participant selected by the Committee may be granted one or more performance awards. The value of such performance awards may be linked to the market value, book value, net profits or other measure of the value of common stock or other specific Performance Criteria (as defined in Section 7.1(c) below) determined appropriate by the Committee, or may be based upon the appreciation in the market value, book value, net profits or other measure of the value of a specified number of shares of common stock over a fixed period or periods determined by the Committee. Performance conditioned awards are subject to the following:

(b) Any performance award intended to qualify as performance-based for purposes of Section 162(m) of the Code. In the case of any performance award to which this Section 7.1(b) applies, the Plan and such Award will be construed to the maximum extent permitted by law in a manner consistent with qualifying the Award for such exception. With respect to such performance awards, the Committee will establish, in writing, one or more specific Performance Criteria (as defined below) no later than ninety (90) days after the commencement of the period of service to which the performance relates (or at such earlier time as is required to qualify the Award as performance-based under Section 162(m)). The Performance Criteria so established shall serve as a condition to the grant, vesting or payment of the performance award, as determined by the Committee. Prior to grant, vesting or payment of the performance award, as the case may be, the Committee will certify whether the Performance Criteria have been attained and such determination will be final and conclusive. If the Performance Criteria with respect to the Award are not attained, no other Award will be provided in substitution of the performance award. No performance award to which this Section 7.1(b) applies may be granted after the first meeting of the stockholders of the Company held in 2009 until the performance measures described in Section 7.1(c) below (as the same may be amended) have been resubmitted to and re-approved by the stockholders of the Company in accordance with the requirements of Section 162(m) of the Code, unless such grant is made contingent upon such approval.

(c) For purposes of this Section 7.1, “Performance Criteria” are specified criteria, other than the mere performance of services or the mere passage of time the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award. For purposes of Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) of the Code, a Performance Criterion means an objectively determinable measure of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof); sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating rations; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. A Performance Criterion measure and any targets with respect thereto determined by the Committee need not be based upon an increase, a positive or improved result or avoidance of loss. Any Performance Criterion based on performance over a period of time shall be determined by reference to a period of not less than one year. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m) of the Code, the Committee may provide in the case of any Award intended to qualify for such exception that one or more of the Performance Criteria applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable Performance Criterion or Criteria.

7.2 Unrestricted Stock. Subject to the terms and provisions of the Plan, the Committee may grant or sell shares of fully vested and unrestricted stock in such amounts and for such consideration, if any, as the Committee shall determine; provided, that the aggregate number of shares of unrestricted stock that may be granted or sold for a purchase price that is less than their fair market value, unless granted in lieu of cash compensation equal to such fair market value, shall not exceed 90,000 shares.

7.3 Deferred Stock. Subject to compliance with Section 409A of the Code, any Participant selected by the Committee may be granted an award of deferred stock in the manner 0determined from time to time by the Committee. The number of shares of deferred stock shall be determined by the Committee and may be linked to the market value, book value, net profits or other measure of the value of common stock or other specific Performance Criteria determined appropriate by the Committee. Common stock underlying a deferred stock award will not be issued until the deferred stock award has vested, pursuant to a vesting schedule or Performance Criteria set by the Committee. Unless otherwise provided by the Committee, a grantee of deferred stock shall have no rights as a Company stockholder with respect to such deferred stock until such time as the award has vested and the common stock underlying the award has been issued.

7.4 Performance Award Agreement, Deferred Stock Agreement, Unrestricted Stock Agreement. Each performance award, award of deferred stock and/or unrestricted Stock shall be evidenced by a written agreement, which shall be executed by the grantee and an authorized officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with this Plan.

7.5 Term. The term of a performance award, award of deferred stock and/or unrestricted stock shall be set by the Committee in its discretion.

7.6 Payment on Exercise. Payment of the amount determined under Section 7.1, 7.2 or 7.3 above shall be in cash, in common stock or a combination of both, as determined by the Committee. To the extent any payment under this Article VII is effected in common stock, it shall be made subject to satisfaction of all provisions of Section 5.3.

ARTICLE VIII

STOCK APPRECIATION RIGHTS

8.1 Grant of Stock Appreciation Rights. Subject to the Award Limit, a stock appreciation right may be granted to any Participant selected by the Committee. A stock appreciation right may be granted (i) in connection and simultaneously with the grant of an option, (ii) with respect to a previously granted option, or (iii) independent of an option. A stock appreciation right shall be subject to such terms and conditions not inconsistent with this Plan as the Committee shall impose, and shall be evidenced by a written stock appreciation right agreement, which shall be executed by the grantee and an authorized officer of the Company. The Committee, in its discretion, may determine whether a stock appreciation right is to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code, and stock appreciation right agreements evidencing stock appreciation rights intended to so qualify shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code. Without limiting the generality of the preceding sentence, the Committee may, in its discretion and on such terms as it deems appropriate, require as a condition of the grant of a stock appreciation right that the Participant surrender for cancellation some or all of the unexercised options, awards of restricted stock, deferred stock, performance awards or stock appreciation rights or other rights which have been previously granted to him or her under this Plan or otherwise. A stock appreciation right, the grant of which is conditioned upon such surrender, may not have an exercise price lower than the exercise price of the surrendered option or other award, may not cover a greater number of shares as such surrendered option or other award, may contain such other terms as the Committee deems appropriate, and shall be exercisable in accordance with its terms, without regard to the number of shares, price, exercise period or any other term or condition of such surrendered option or other award.

8.2 Coupled Stock Appreciation Rights.

(a) A coupled stock appreciation right (“CSAR”) shall be related to a particular option and shall be exercisable only when and to the extent the related option is exercisable.

(b) A CSAR may be granted to the grantee for no more than the number of shares subject to the simultaneously or previously granted option to which it is coupled.

(c) A CSAR shall entitle the grantee (or other person entitled to exercise the option pursuant to this Plan) to surrender to the Company unexercised a portion of the option to which the CSAR relates (to the extent then exercisable pursuant to its terms) and to receive from the Company in exchange therefor an amount determined by multiplying the difference obtained by subtracting the option exercise price from the Fair Market Value of a share of common stock on the date of exercise of the CSAR by the number of shares of common stock with respect to which the CSAR shall have been exercised, subject to any limitations the Committee may impose.

8.3 Independent Stock Appreciation Rights.

(a) An independent stock appreciation right (“ISAR”) shall be unrelated to any option and shall have a term set by the Committee. An ISAR shall be exercisable in such installments as the Committee may determine. An ISAR shall cover such number of shares of common stock as the Committee may determine. The exercise price per share of common stock subject to each ISAR shall be set by the Committee.

(b) An ISAR shall entitle the grantee (or other person entitled to exercise the ISAR pursuant to this Plan) to exercise all or a specified portion of the ISAR (to the extent then exercisable pursuant to its terms) and to receive from the

Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the ISAR from the Fair Market Value of a share of common stock on the date of exercise of the ISAR by the number of shares of common stock with respect to which the ISAR shall have been exercised, subject to any limitations the Committee may impose.

8.4 Payment and Limitations on Exercise. Payment of the amount determined under Section 8.2(c) and 8.3(b) above shall be in cash, in common stock (based on its Fair Market Value as of the date the stock appreciation right is exercised) or a combination of both, as determined by the Committee. To the extent such payment is effected in common stock it shall be made subject to satisfaction of all provisions of Section 5.3 hereinabove.

ARTICLE IX

ADMINISTRATION

9.1 Committee. The Committee shall consist of two or more directors appointed by and holding office at the pleasure of the Board. To the extent applicable, the members of the Committee shall each be an “outside director” as defined under Section 162(m) of the Code. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may be filled by the Board.

9.2 Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of this Plan in accordance with its provisions. The Committee shall have the power to interpret this Plan and the agreements pursuant to which options, awards of restricted stock, deferred stock, unrestricted stock, performance awards or stock appreciation rights are granted or awarded, and to adopt such rules for the administration, interpretation, and application of this Plan as are consistent therewith and to interpret, amend or revoke any such rules. Any such grant or award under this Plan need not be the same with respect to each optionee, grantee or restricted stockholder. Any such interpretations and rules with respect to incentive stock options shall be consistent with the provisions of Section 422 of the Code. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under this Plan except with respect to matters which under Rule 16b-3 or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee. Notwithstanding any other provision of this Plan other than paragraph 10.3, the Committee may not, without prior approval of the Company's stockholders, seek to effect any repricing of any previously granted option by: (i) amending or modifying the terms of the option to lower the exercise price; (ii) canceling the option and granting replacement options having a lower exercise price in exchange; (iii) repurchasing the options and granting new options under this Plan; or (iv) taking any other action that is treated as a "repricing" under generally accepted accounting principles.

9.3 Majority Rule. The Committee shall act by a majority of its members in attendance at a meeting at which a quorum is present or by a memorandum or other written instrument signed by all members of the Committee.

9.4 Compensation; Professional Assistance; Good Faith Actions. Members of the Committee shall receive such compensation for their services as members as may be determined by the Board. All expenses and liabilities which members of the Committee incur in connection with the administration of this Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers, or other persons. The Committee, the Company and the Company’s officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all optionees, grantees, restricted stockholders, the Company and all other interested persons. No members of the Committee or Board shall be personally liable for any action, determination or interpretation made in good faith with respect to this Plan, options, awards of restricted stock or unrestricted stock, deferred stock, performance awards or stock appreciation rights, and all members of the Committee shall be fully protected and indemnified by the Company in respect of any such action, determination or interpretation.

ARTICLE X

MISCELLANEOUS PROVISIONS

10.1 Not Transferable. Except as may otherwise be authorized in writing by the Committee in accordance with applicable law, options, restricted stock awards, unrestricted or deferred stock awards, performance awards or stock appreciation rights under this Plan may not be sold, pledged, assigned, or transferred in any manner other than by will or the laws of descent and distribution, unless and until such rights or awards have been exercised, or the shares underlying such rights or awards have been issued, and all restrictions applicable to such shares have lapsed. No Award or interest or right therein shall be liable for the debts, contracts or engagements of the optionee, grantee or restricted stockholder or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided however, that this Section 10.1 shall not prevent (i) transfers by will or by the applicable laws of descent and distribution, or (ii) the designation of a beneficiary to exercise any option or other right or award (or any portion thereof) granted under the Plan after the optionee’s or grantee’s death.

10.2 Amendment Suspension or Termination of this Plan. This Plan shall terminate on the date of the annual meeting of the Board immediately following the tenth (10th) anniversary of the Board’s adoption of this Plan. This Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee. However, without approval of the Company’s stockholders given within twelve (12) months before or after the action by the Committee, no action of the Committee may, except as provided in Section 10.3, increase the limits imposed in Section 2.1 on the maximum number of shares which may be issued under this Plan or modify the Award Limit, and no action of the Committee may be taken that would otherwise require stockholder approval as a matter of applicable law, regulation or rule. No amendment, suspension or termination of this Plan shall, without the consent of the holder of, alter or impair any rights or obligations under any Award theretofore granted, unless the award itself otherwise expressly so provides. No Award may be granted or awarded during any period of suspension or after termination of this Plan, and in no event may any incentive stock option be granted under this Plan after the first to occur of the following events:

(a) The expiration of ten (10) years from the date the Plan is adopted by the Board; or

(b) The expiration of ten (10) years from the date the Plan is approved by the Company’s stockholders under Section 10.5.

10.3 Changes in Common Stock or Assets of the Company. In the event that the outstanding shares of common stock are hereafter changed into or exchanged for cash or a different number or kind of shares or other securities of the Company, or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend, combination of shares or other change in the common stock, appropriate adjustments shall be made by the Committee in the number and kind of shares for which options, restricted stock awards, performance awards, stock appreciation rights, unrestricted stock awards or deferred stock awards may be granted, including adjustments of the limitations in Section 2.1 on the maximum number and kind of shares which may be issued and of the Award Limit described in Section 1.3.

In the event of such a change or exchange, other than for shares or securities of another corporation or by reason of reorganization, the Committee shall also make an appropriate and equitable adjustment in the number and kind of shares as to which all outstanding options, performance awards or stock appreciation rights, or portions thereof then unexercised, shall be exercisable and in the number and kind of shares of outstanding restricted stock, unrestricted stock or deferred stock. Such adjustment shall be made with the intent that after the change or exchange of shares, each optionee’s, each grantee’s and each restricted stockholder’s proportionate interest shall be maintained as before the occurrence of such event. Such adjustment in an outstanding Award may include a necessary or appropriate corresponding adjustment in the exercise price, but shall be made without change in the total price applicable to the Award, or the unexercised portion thereof (except for any change in the aggregate price resulting from rounding-off of share quantities or prices).

Where an adjustment of the type described above is made to an incentive stock option under this section, the adjustment will be made in a manner which will not be considered a “modification” under the provisions of subsection 424(h)(3) of the Code.

Notwithstanding the foregoing, in the event of such a reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend or combination, or other adjustment or event which results in shares of common stock being exchanged for or converted into cash, securities or other property, the Company will have the right to terminate this Plan as of the date of the exchange or conversion, in which case all options, rights and other awards under this Plan shall become the right to receive such cash, securities or other property, net of any applicable exercise price.

In the event of a “spin-off’ or other substantial distribution of assets of the Company which has a material diminutive effect upon the Fair Market Value of the Company’s common stock, the Committee may in its discretion make an appropriate and equitable adjustment to the Award exercise price to reflect such diminution.

10.4 Approval of Plan by Stockholders. This Plan will be submitted for the approval of the Company’s stockholders within (12) twelve months after the date of the Board’s initial adoption of this Plan. Awards may be granted prior to such stockholder approval, provided that such Awards shall not be exercisable nor shall vest prior to the time when this Plan is approved by the stockholders, and provided further that if such approval has not been obtained at the end of said twelve (12) month period, all Awards previously granted under this Plan shall thereupon be canceled and become null and void.

10.5 Tax Withholding. The Company shall be entitled to require payment in cash or deduction from other compensation payable to each optionee, grantee or restricted stockholder of any sums required by federal, state or local tax law to be withheld with respect to the issuance, vesting or exercise of any option, restricted stock, deferred stock, performance award, stock appreciation right or unrestricted stock. The Committee may in its discretion and in satisfaction of the foregoing requirement allow such optionee, grantee or restricted stockholder to elect to have the Company withhold shares of common stock (or allow the return of shares of common stock) having a Fair Market Value equal to the sums required to be withheld.

10.6 Loan. To the extent permitted by applicable law, the Committee may, in its discretion, extend one or more loans in connection with the exercise or receipt of an option, performance award or stock appreciation right, granted under this Plan, or the issuance of restricted stock, unrestricted stock or deferred stock awarded under this Plan. The terms and conditions of any such loan shall be set by the Committee.

10.7 Limitations Applicable to Section 16 Persons and Performance-Based Compensation. Notwithstanding any other provision of this Plan, any option, performance award, stock appreciation right granted, or restricted stock, unrestricted stock or deferred stock awarded, to a Key Employee or director who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule, and this Plan shall be deemed amended to the extent necessary to conform to such limitations. Furthermore, notwithstanding any other provision of this Plan, any option or stock appreciation right intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as performance-based compensation as described in Section 162(m)(4)(C) of the Code, and this Plan shall be deemed amended to the extent necessary to conform to such requirements.

10.8 Effect of Plan Upon Options and Compensation Plans. The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company. Nothing in this Plan shall be construed to limit the right of the Company (i) to establish any other forms of incentives or compensation for employees of the Company or (ii) to grant or assume options or other rights otherwise than under this Plan in connection with any proper corporate purpose including but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, firm or association.

10.9 Compliance with Laws. This Plan, the granting and vesting of options, restricted stock awards, unrestricted stock awards, deferred stock awards, performance awards or stock appreciation rights under this Plan and the issuance and delivery of shares of common stock and the payment of money under this Plan or under Awards granted hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan, options, restricted stock awards, unrestricted stock awards, deferred stock awards, performance awards, or stock appreciation rights granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

10.10 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Plan.

10.11 Governing Law. This Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof.

*    *    *

I hereby certify that the foregoing amended Plan was duly adopted by the Board of Directors of eDiets.com, Inc. on March 7, 2008.

Executed on this 14th day of March, 2008.

/s/ James A. Epstein
eDiets.com, Inc., Secretary

PROXY

eDiets.com, Inc.

2008 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 6, 2008

The undersigned, revoking all prior proxies, hereby appoint(s) Stephen Rattner and James Epstein, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all voting shares of Common Stock of eDiets.com, Inc. (the “Company”) that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at 1000 Corporate Drive, Suite 600, Fort Lauderdale, Florida on May 6, 2007 at 9:00 a.m., local time, and at any postponements or adjournment thereof.

This proxy when properly executed will be voted in the manner directed by the undersigned stockholder(s). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 and 3. Attendance of the undersigned at the Meeting or any postponements or adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing before it is exercised or affirmatively indicate an intent to vote in person.

1. To elect eight directors to serve until the next Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified:

FOR all nominees listed below	WITHHOLD AUTHORITY to vote
(except as marked to the contrary below*) ☐	for all nominees listed below ☐

Kevin A. Richardson, II

Stephen Cootey

Robert L. Doretti

Lee S. Isgur

Ronald Luks

Pedro N. Ortega-Dardet

Andrea M. Weiss

Stephen J. Rattner

*	(INSTRUCTION: To withhold authority to vote for any individual nominee, strike out that nominee’s name above.)

2. To approve and adopt amendments to the 2004 Equity Incentive Plan to increase the maximum number of shares of common stock available for issuance under the plan by 1,700,000 shares, bringing the total shares reserved for issuance under the plan to 3,200,000 shares:

FOR ☐	AGAINST ☐	ABSTAIN ☐

3. To transact such other business as may properly come before the Meeting and any postponements or adjournments thereof:

FOR ☐	AGAINST ☐	ABSTAIN ☐

Please sign exactly as name appears hereon. Owners of jointly held shares should both sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation or a partnership, please sign by authorizing person.

Signature:	Date:
Print Name/Title (if any):

Signature:	Date:
Print Name/Title (if any):

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.